Exhibit 10.26





                   WAREHOUSING CREDIT AND SECURITY AGREEMENT
                        (SINGLE FAMILY MORTGAGE LOANS)

                                    BETWEEN

                           NOVASTAR FINANCIAL, INC.,
                            a Maryland corporation

                           NOVASTAR MORTGAGE, INC.,
                            a Virginia corporation

                            NOVASTAR CAPITAL, INC.,
                            a Delaware corporation

                                      AND

                       RESIDENTIAL FUNDING CORPORATION,
                            a Delaware corporation




                         Dated as of December 29, 1999

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
1.   DEFINITIONS............................................................................................  1

     1.1      Defined Terms.................................................................................  1

     1.2      Other Definitional Provisions................................................................. 15

2.   THE CREDIT............................................................................................. 15

     2.1      The Commitment................................................................................ 15

     2.2      Procedures for Obtaining Advances............................................................. 16

     2.3      Note.......................................................................................... 18

     2.4      Interest...................................................................................... 18

     2.5      Principal Payments............................................................................ 20

     2.6      Expiration of Commitment...................................................................... 23

     2.7      Method of Making Payments..................................................................... 24

     2.8      Commitment Fees and Non-Usage Fees............................................................ 24

     2.9      Warehousing Fees.............................................................................. 25

     2.10     Miscellaneous Charges......................................................................... 25

     2.11     Interest Limitation........................................................................... 26

     2.12     Increased Costs; Capital Requirements......................................................... 26

3.   COLLATERAL............................................................................................. 27

     3.1      Grant of Security Interest.................................................................... 27

     3.2      Release of Security Interest in Collateral.................................................... 29

     3.3      Delivery of Additional Collateral or Mandatory Prepayment..................................... 31

     3.4      Release of Collateral......................................................................... 31

     3.5      Collection and Servicing Rights............................................................... 31

     3.6      Return of Collateral at End of Commitment..................................................... 32

     3.7      Transfers of Pledged Mortgages Between Borrowers.............................................. 32

4.   CONDITIONS PRECEDENT................................................................................... 33

     4.1      Initial Advance............................................................................... 33

     4.2      Each Advance.................................................................................. 38

5.   REPRESENTATIONS AND WARRANTIES......................................................................... 39

     5.1      Organization; Good Standing; Subsidiaries..................................................... 39

     5.2      Authorization and Enforceability.............................................................. 40

     5.3      Approvals..................................................................................... 40

     5.4      Financial Condition........................................................................... 41

     5.5      Litigation.................................................................................... 41

     5.6      Compliance with Laws.......................................................................... 41

     5.7      Regulation U.................................................................................. 42

     5.8      Investment Company Act........................................................................ 42

     5.9      Payment of Taxes.............................................................................. 42

     5.10     Agreements.................................................................................... 42

     5.11     Title to Properties........................................................................... 43

     5.12     ERISA......................................................................................... 43

     5.13     Eligibility................................................................................... 43

     5.14     Place of Business............................................................................. 44

     5.15     Special Representations Concerning Collateral................................................. 44

     5.16     Servicing..................................................................................... 46

     5.17     No Adverse Selection.......................................................................... 46

     5.18     Year 2000 Compliance.......................................................................... 46

     5.19     Assumed Names................................................................................. 47

6.   AFFIRMATIVE COVENANTS.................................................................................. 47

     6.1      Payment of Note............................................................................... 47

     6.2      Financial Statements and Other Reports........................................................ 47

     6.3      Maintenance of Existence; Conduct of Business................................................. 51

     6.4      Compliance with Applicable Laws............................................................... 51

     6.5      Inspection of Properties and Books............................................................ 51

     6.6      Notice........................................................................................ 52

     6.7      Payment of Debt, Taxes, etc................................................................... 52

     6.8      Insurance..................................................................................... 53

     6.9      Closing Instructions.......................................................................... 53

     6.10     Subordination of Certain Indebtedness......................................................... 53

     6.11     Other Loan Obligations........................................................................ 54

     6.12     Use of Proceeds of Advances................................................................... 54

     6.13     Special Affirmative Covenants Concerning Collateral........................................... 54

7.   NEGATIVE COVENANTS..................................................................................... 55

     7.1      Contingent Liabilities........................................................................ 56

     7.2      Sale or Pledge of Servicing Contracts......................................................... 56

     7.3      Merger; Sale of Assets; Acquisitions.......................................................... 56

     7.4      Deferral of Subordinated Debt................................................................. 56

     7.5      Loss of Eligibility........................................................................... 56

     7.6      Required Equity Ratio......................................................................... 56

     7.7      Minimum Adjusted Tangible Net Worth........................................................... 56

     7.8      Quarterly Losses and Negative Cash............................................................ 57

     7.9      Transactions with Affiliates.................................................................. 57

     7.10     Acquisition of Recourse Servicing Contracts................................................... 57

     7.11     Gestation Facilities.......................................................................... 57

     7.12     Special Negative Covenants Concerning Collateral.............................................. 57

8.   DEFAULTS; REMEDIES..................................................................................... 57

     8.1      Events of Default............................................................................. 57

     8.2      Remedies...................................................................................... 61

     8.3      Application of Proceeds....................................................................... 66

     8.4      Lender Appointed Attorney-in-Fact............................................................. 66

     8.5      Right of Set-Off.............................................................................. 66

9.   NOTICES................................................................................................ 67

10.  REIMBURSEMENT OF EXPENSES; INDEMNITY................................................................... 67

11.  FINANCIAL INFORMATION.................................................................................. 68

12.  MISCELLANEOUS.......................................................................................... 68

     12.1     Terms Binding Upon Successors; Survival of Representations.................................... 68

     12.2     Assignment.................................................................................... 69

     12.3     Amendments.................................................................................... 69

     12.4     Governing Law................................................................................. 69

     12.5     Participations................................................................................ 69

     12.6     Relationship of the Parties................................................................... 69

     12.7     Severability.................................................................................. 70

     12.8     Operational Reviews........................................................................... 70

     12.9     Consent to Jurisdiction....................................................................... 70

     12.10    Counterparts.................................................................................. 70

     12.11 Entire Agreement................................................................................. 71

     12.12 WAIVER OF JURY TRIAL............................................................................. 71

                                   EXHIBITS
                                   --------

Exhibit A                             Promissory Note

Exhibit B                             Guaranty

Exhibit C-SF                          Request for Advance Against Single Family
                                      Mortgage Loans

Exhibit D-SF                          Procedures and Documentation for
                                      Warehousing Single Family Mortgage Loans

Exhibit E-1                           Schedule of Servicing Contracts (NFI)
Exhibit E-2                           Schedule of Servicing Contracts (NMI)
Exhibit E-3                           Schedule of Servicing Contracts (NCI)

Exhibit F                             Subordination of Debt Agreement

Exhibit G                             Subsidiaries

Exhibit H                             Legal Opinion

Exhibit I-SF                          Officer's Certificate

Exhibit J                             Schedule of Existing Warehouse Lines

Exhibit K-1                           Funding Bank Agreement (NFI)
Exhibit K-2                           Funding Bank Agreement (NMI)
Exhibit K-3                           Funding Bank Agreement (NCI)

Exhibit L                             Commitment Summary Report

Exhibit M                             Terms Applicable to Advances Against
                                      Eligible Loans

Exhibit N                             RFConnects Pledge Agreement

Exhibit O                             Assumed Names

Exhibit P                             Terms of Guaranteed Obligations

     THIS WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of December 29, 1999, between NOVASTAR FINANCIAL, INC., a Maryland corporation ("NFI"), NOVASTAR MORTGAGE, INC., a Virginia corporation ("NMI"), and NOVASTAR CAPITAL, INC., a Delaware corporation ("NCI;" NFI, NMI and NCI are hereinafter collectively referred to as the "Borrowers"), having their principal office at 1901 West 47th Place, Suite 105, Westwood, KS 66205 and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

     WHEREAS, the Borrowers and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide warehouse financing to the Borrowers;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

     1.1  Defined  Terms.  Capitalized terms defined below or elsewhere in this
          --------------
     Agreement (including the Exhibits hereto) shall have the following meanings:

         "Acquisition Cost" means, with respect to any Mortgage Loan, the cash
          ----------------
     price paid by the Borrowers to acquire such Mortgage Loan minus any portion
                                                               -----
     thereof attributable to amounts other than principal and interest payable with respect to such Mortgage Loan.

         "Adjusted Servicing Portfolio" means, for any Person, the Servicing
          ----------------------------
     Portfolio of such Person, but excluding the principal balance of Mortgage Loans included in the Servicing Portfolio at such date (a) which are past due for principal or interest for 60 days or more, (b) with respect to which such Person is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans, (c) for which the Servicing Contracts are not owned by such Person free and clear of all Liens (other than in favor of the Lender), or (d) which are serviced by the Borrowers for others under subservicing arrangements.

         "Adjusted Tangible Net Worth" shall mean at any date:
          ---------------------------

          (a)  Book Net Worth, minus
                               -----

          (b) The sum of (1) all assets which would be classified as intangible assets of NFI and its consolidated Subsidiaries under GAAP, including, without limitation, purchased and capitalized value of servicing rights, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs) plus (2) all receivables from directors, officers
                             ----
          and shareholders of NFI and its consolidated Subsidiaries, plus (3)
                                                                     ----
          any other assets, not related to residential mortgage banking, that the Lender may determine to be unacceptable in its sole discretion, plus
          ----

          (c) The amount of combined reserves of NFI and any Subsidiaries of the Parent for credit losses, minus
                                        -----

          (d) The amount of unrealized gains on debt securities (as defined in FASB 115) of NFI and any Subsidiaries of the Parent, plus
                                                               ----

          (e) The amount of unrealized losses on debt securities (as defined in FASB 115) of NFI and any Subsidiaries of the Parent.

          Provided, that in all cases such amounts shall be determined by
          --------
          combining the relevant figures for NFI and for the Parent and its consolidated Subsidiaries and its Affiliates, as accounted for under the equity method, in the form shown on the example Officer's Certificate attached as Exhibit I-SF hereto.
                                  ------------

          "Advance" means a disbursement by the Lender under the Commitment
           -------
     pursuant to Section 2.1 of this Agreement.

          "Advance Request" has the meaning set forth in Section Error!
           ---------------
     Reference source not found. hereof.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the General
           ---------
     Rules and Regulations under the Exchange Act.

          "Agency Security" means a Mortgage-backed Security issued or
           ---------------
     guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

          "Agreement" means this Warehousing Credit and Security Agreement
           ---------
     (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

          "Approved Custodian" means a pool custodian or other Person which is
           ------------------
     deemed acceptable to the Lender from time to time in its sole discretion to hold the Collateral Documents for a Mortgage Loan for inclusion in a Mortgage Pool or to hold the Collateral Documents for a Mortgage Loan as agent for an Investor who has issued a Purchase Commitment for such Mortgage Loan.

          "Book Net Worth" means the excess of total assets of NFI and its
           --------------
     consolidated Subsidiaries over Total Liabilities of NFI and its consolidated Subsidiaries determined in accordance with GAAP (in each case determined by combining the relevant figures for NFI, the Parent and their consolidated Subsidiaries, in the form shown on the example Officer's Certificate attached as Exhibit I-SF hereto).
                             ------------

          "Borrowers" has the meaning set forth in the first paragraph of this
           ---------
     Agreement.

          "Business Day" means any day excluding Saturday or Sunday and
           ------------
     excluding any day on which national banking associations are closed for business.

          "Calendar Quarter" means the 3 month period beginning on any January
           ----------------
     1, April 1, July 1 or October 1.

          "Cash Collateral Account" means a demand deposit account maintained at
           -----------------------
     the Funding Bank in the name of the Lender and designated for receipt of the proceeds of the sale or other disposition of the Collateral.

          "Check Disbursement Account" means a demand deposit account maintained
           --------------------------
     at the Funding Bank in the name of the Borrowers and under the control of the Lender for the clearing of checks written by the Borrowers to fund Advances.

          "Closing Date" means December 30, 1999.
           ------------

          "Collateral" has the meaning set forth in Section 0 hereof.
           ----------

          "Collateral Documents" means, with respect to each Mortgage Loan: (a)
           --------------------
     the Mortgage Note, the Mortgage, and all other documents executed in connection with or otherwise relating to the Mortgage Loan, (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure or the VA Guaranty, the appraisal, Private Mortgage Insurance, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker(s) of the Mortgage Note, the HUD-1 or corresponding purchase advice, and (c) any other documents that are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or which are customarily executed by the seller of a Mortgage Note to an Investor.

          "Collateral Value" means (a) with respect to any Eligible Loan as of
           ----------------
     the date of determination, the lesser of (i) the amount of any Advance made against such Eligible Loan under Section 0 hereof or (ii) the Fair Market Value of such Eligible Loan; (b) in the event Pledged Mortgages have been exchanged for Agency Securities, the lesser of (i) the amount of any Advances outstanding against the Eligible Loans backing such Agency Securities or (ii) the Fair Market Value of such Agency Securities; and (c) with respect to cash, the amount of such cash.

          "Commitment" has the meaning set forth in Section 0 hereof.
           ----------

          "Commitment Amount" means Fifty Million Dollars ($50,000,000).
           -----------------

          "Commitment Fee" means a fee payable by the Borrowers in consideration
           --------------
     of the Lender's issuance of the Commitment. The amount of the Commitment Fee, if any, is set forth in Section 0 hereof.

          "Committed Purchase Price" means for an Eligible Loan the product of
           ------------------------
     the Mortgage Note Amount multiplied by (a) the price (expressed as a percentage) as set forth in a Purchase Commitment for the Eligible Loan or
     (b) in the event the Eligible Loan is to be used to back an Agency Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for the Agency Security.

          "Credit Score" means a mortgagor's overall consumer credit rating,
           ------------
     represented by a single numeric credit score calculated using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to the Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan.

          "Debt" means, with respect to any Person at any date, (a) all
           ----
     indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date Subordinated Debt not due within one year of such date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

          "Default" means the occurrence of any event or existence of any
           -------
     condition which, but for the giving of Notice, the lapse of time, or both, would constitute an Event of Default.

          "Depository Benefit" shall mean the compensation received by the
           ------------------
     Lender, directly or indirectly, as a result of the Borrowers' maintenance of Eligible Balances with a Designated Bank.

          "Designated Bank" means any bank(s) designated from time to time by
           ---------------
     the Lender as a Designated Bank, but only for as long as the Lender has an agreement under which the Lender can receive a Depository Benefit.

          "Designated Bank Charges" means any fees, interest or other charges
           -----------------------
     that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at a Designated Bank, including Federal Deposit Insurance Corporation insurance premiums, service charges and such other charges as may be imposed by governmental authorities from time to time.

          "Electronic Advance Request" means an electronic transmission through
           --------------------------
     RFConnects Delivery containing the same information as Exhibit C-SF to this
                                                            ------------
     Agreement, together with the RFConnects Pledge Agreement, duly executed by the Borrowers, and a list of the Mortgage Loans (including mortgagor's name, loan number and loan amount) to be funded with the Advance sent to the Lender by facsimile.

          "Eligible Balances" means all funds of or maintained by the Borrowers
           -----------------
     and their Subsidiaries in accounts at a Designated Bank, less balances to support float, reserve requirements, and such other reductions as may be imposed by governmental authorities from time to time.

          "Eligible Loan" means a Single Family Mortgage Loan secured by a
           -------------
     Mortgage on real property located in one of the states of the United States or the District of Columbia that is designated as such on Exhibit M attached hereto and made a part hereof.
                              ---------

          "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an
           ----------------------
     Approved Custodian has issued its initial certification (on the basis of which an Agency Security is to be issued), (b) there exists a Purchase Commitment covering such Agency Security, and (c) such Agency Security will be delivered to the Lender.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
     all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

          "Event of Default" means any of the conditions or events set forth in
           ----------------
     Section 0 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
     from time to time, and any successor statute.

          "Fair Market Value" means at any time for an Eligible Loan or the
           -----------------
     related Agency Security (if the Eligible Loan is to be used to back an Agency Security), (a) if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac, or the Eligible Loan is to be exchanged for an Agency Security and such Agency Security is covered by a Purchase Commitment, the Committed Purchase Price, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by the Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as the Lender deems appropriate in its sole discretion.

          "Fannie Mae" means Fannie Mae, a corporation created under the laws of
           ----------
     the United States, and any successor thereto.

          "FHA" means the Federal Housing Administration and any successor
           ---
     thereto.

          "FICA" means the Federal Insurance Contributions Act.
           ----

          "FIRREA" means the Financial Institutions Reform, Recovery and
           ------
     Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "First Mortgage" means a Mortgage which constitutes a first Lien on
           --------------
     the property covered thereby.

          "First Mortgage Loan" means a Mortgage Loan secured by a First
           -------------------
     Mortgage.

          "Freddie Mac" means Freddie Mac, a corporation created under the laws
           -----------
     of the United States, and any successor thereto.

          "Funding Bank" means Bank One, NA or any other bank designated from
           ------------
     time to time by the Lender.

          "Funding Bank Agreement" means the letter agreement substantially in
           ----------------------
     the form of Exhibit K hereto.
                 ---------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
     opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Gestation Agreement" means an agreement under which the Borrowers
           -------------------
     agree to sell or finance (a) a Pledged Mortgage prior to the date of purchase by an Investor, or (b) a Mortgage Pool prior to the date an Agency Security backed by such Mortgage Pool is issued.

          "Ginnie Mae" means the Government National Mortgage Association, an
           ----------
     agency of the United States government, and any successor thereto.

          "Guarantor" means NFI HOLDING CORPORATION and any other Person that
           ---------
     hereafter guarantees all or any portion of the Borrowers' Obligations. If more than one Person is named as Guarantor, the term "Guarantor" shall mean each of such Persons and all of them.

          "Guaranty" means a guaranty of all or any portion of the Borrowers'
           --------
     Obligations. If more than one Guaranty is executed and delivered to the Lender, the term "Guaranty" shall mean each of such Guaranties and all of them.

          "Hedging Arrangements" means, with respect to any Person, any
           --------------------
     agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by such Person to protect itself against changes in interest rates or the market value of assets.

          "HUD" means the Department of Housing and Urban Development and any
           ---
     successor thereto.

          "HUD 203(k) Mortgage Loan" means an FHA insured closed-end First
           ------------------------
     Mortgage Loan secured by a First Mortgage, of which a portion will be used for the purpose of rehabilitating and/or repairing the related single family property, and which satisfies the definition of "rehabilitation loan" under 24 C.F.R. ss. 203.50(a).

          "Indemnified Liabilities" has the meaning set forth in Article 10
           -----------------------
     hereof.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, Title
           ---------------------
     26 of the United States Code, the regulations, rulings and interpretations issued thereunder, and any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

          "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution which is deemed acceptable by the Lender from time to time in its sole discretion with respect to a particular category of Pledged Mortgages. "Investor" shall not include any Borrower, the Guarantor, or any of their Subsidiaries.

          "Lender" has the meaning set forth in the first paragraph of this
           ------
     Agreement.

          "LIBOR" means, for each calendar week, the rate of interest per annum
           -----
     which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. London time on the first Business Day of such week on which the London Interbank market is open, as published by Bloomberg L.P. If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for 1 month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "Money Rates."
                      -----------

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
     interest, charge or encumbrance of any kind

     (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan Documents" means this Agreement, the Note, the Guaranty, any
           --------------
     agreement of the Borrowers relating to Subordinated Debt, and each other document, instrument or agreement executed by the Borrowers in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

          "Manufactured Home" means a structure that is built on a permanent
           -----------------
     chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site and which has been built in compliance with the National Manufactured Housing Construction and Safety Standards established by HUD.

          "Margin Stock" has the meaning assigned to that term in Regulation U
           ------------
     of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Maturity Date" shall mean the earlier of: (a) the close of business
           -------------
     on December 27, 2000, as such date may be extended from time to time in writing by the Lender, in its sole discretion, on which date the Commitment shall expire of its own term and without the necessity of action by the Lender, and (b) the date the Advances become due and payable pursuant to
     Section 8.2 below.

          "Miscellaneous Charges" has the meaning set forth in Section 0 hereof.
           ---------------------

          "Mortgage" means a mortgage or deed of trust on improved and
           --------
     substantially completed real property (including, without limitation, real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to such manufactured home under applicable real property law).

          "Mortgage-backed Securities" means securities that are secured or
           --------------------------
     otherwise backed by Mortgage Loans.

          "Mortgage Loan" means any loan evidenced by a Mortgage Note and
           -------------
     secured by a Mortgage.

          "Mortgage Note" means a promissory note secured by a Mortgage.
           -------------

          "Mortgage Note Amount" means, as of the date of determination, the
           --------------------
     then outstanding unpaid principal amount of a Mortgage Note or not an additional amount is available to be drawn thereunder).

          "Mortgage Pool" means a pool of one or more Pledged Mortgages on the
           -------------
     basis of which there is to be issued a Mortgage-backed Security.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
     Section 4001(a)(3) of ERISA which is maintained for employees of the Borrowers or a Subsidiary of the Borrowers.

          "Non-Usage Fee" has the meaning set forth in Section 0 hereof.
           -------------

          "Note" has the meaning set forth in Section 0 hereof.
           ----

          "Notices" has the meaning set forth in Article 9 hereof.
           -------

          "Obligations" means any and all indebtedness, obligations and
           -----------
     liabilities of any one or more Borrowers to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), whether or not arising out of or related to the Loan Documents.

          "Officer's Certificate" means a certificate executed on behalf of the
           ---------------------
     Borrowers by the chief financial officer or the treasurer or by such other officer as may be designated herein and substantially in the form of
     Exhibit I-SF attached hereto.
     ------------

          "Operating Account" means a demand deposit account maintained at the
           -----------------
     Funding Bank jointly in the name of the Borrowers and designated for funding that portion of each Eligible Loan not funded by an Advance made against such Eligible Loan and for returning any excess payment from an Investor for a Pledged Mortgage or Pledged Security.

          "Parent" shall mean NFI HOLDING CORPORATION, a Delaware corporation
           ------
     ("NFI Holding"), which is the Parent of NMI and NCI.

          "Participant" has the meaning set forth in Section 0 hereof.
           -----------

          "Percentage Multipliers" means, with respect to any "Asset Class" as
           ----------------------
set forth in the definition of "Required Equity," that percentage multiplier corresponding thereto as determined by reference to NFI's Allocation Guidelines as set forth in the definition of "Required Equity;" provided, however, that if
                                                     --------  -------
at any time after December 29, 1999, the Board of Directors of NFI approves an amendment to NFI's Allocation Guidelines that materially alters any Percentage Multiplier from that shown in the definition of the term "Required Equity," NFI shall give the Lender Notice of such amendment and, if the Lender gives its consent (which it may withhold in its sole and absolute discretion) to the change, the applicable Percentage Multiplier shall be deemed altered in accordance with such amendment for all purposes hereunder.

          "Person" means and includes natural persons, corporations,
           ------
     limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plans" has the meaning set forth in Section 0 hereof.
           -----

          "Pledged Mortgages" has the meaning set forth in Section 0 hereof.
           -----------------

          "Pledged Securities" has the meaning set forth in Section 0 hereof.
           ------------------

          "Purchase Commitment" means a written commitment, in form and
           -------------------
     substance satisfactory to the Lender, issued in favor of a Borrower by an Investor, pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

          "Release Amount" has the meaning set forth in Section 0 hereof.
           --------------

          "Required Equity" means the sum of: the product of the total assets
           ---------------
     of NFI and the Parent (and their consolidated Subsidiaries) in each Asset Class described in the table below multiplied by the Percentage Multiplier listed for that Asset Class, as shown in the Officer's Certificate attached as Exhibit I-SF hereto. If any such assets do not clearly
        ------------
     belong to one particular Asset Class (but rather, could belong to one of several asset classes), then the Borrowers shall make a reasonable classification or apportionment of those assets to the Asset Classes, shall inform the Lender in writing of the classification or apportionment, and if the Lender gives its approval (which it may withhold for any reason or for no reason), shall calculate the Required Equity accordingly.

     --------------------------------------------------------------------------------------------------
                                    Asset Class                                 Percentage Multiplier
     --------------------------------------------------------------------------------------------------
     Cash                                                                                         0.0%
     --------------------------------------------------------------------------------------------------
     Property, Plant, and Equipment                                                              50.0%
     --------------------------------------------------------------------------------------------------
     Intangible Assets                                                                          100.0%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued Conventional ARM Mortgage-Backed Securities                         4.75%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued GNMA ARM Mortgage-Backed Securities                                 5.25%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued Conventional 30-year Current Coupon
     Mortgage-Backed Securities                                                                  6.00%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued Conventional 30-year Discount Mortgage-Backed
     Securities                                                                                  6.50%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued Conventional 30-year Premium Mortgage-Backed
     Securities                                                                                  4.50%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued Conventional 15-year Current Coupon
     Mortgage-Backed Securities                                                                  5.50%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Agency Issued Conventional Fixed Balloon Mortgage-Backed
     Securities                                                                                  5.00%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Private Label Short Term Mortgage-Backed Securities                               6.20%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Private Label Medium Term Mortgage-Backed Securities                              7.60%
     --------------------------------------------------------------------------------------------------
     AAA-Rated Private Label Long Term Mortgage-Backed Securities                                9.20%
     --------------------------------------------------------------------------------------------------
     AA-Rated Private Label Short Term Mortgage-Backed Securities                                6.40%
     --------------------------------------------------------------------------------------------------
     AA-Rated Private Label Medium Term Mortgage-Backed Securities                               8.00%
     --------------------------------------------------------------------------------------------------
     AA-Rated Private Label Long Term Mortgage-Backed Securities                                 9.80%

     --------------------------------------------------------------------------------------------------
                                  Asset Class                                 Percentage Multiplier
     --------------------------------------------------------------------------------------------------
     A-Rated Mortgage-Backed Securities                                                          25.0%
     --------------------------------------------------------------------------------------------------
     BBB-Rated Mortgage-Backed Securities                                                        25.0%
     --------------------------------------------------------------------------------------------------
     BB-Rated Mortgage-Backed Securities                                                         50.0%
     --------------------------------------------------------------------------------------------------
     B-Rated Mortgage-Backed Securities                                                          50.0%
     --------------------------------------------------------------------------------------------------
     NonRated Mortgage-Backed Securities                                                         50.0%
     --------------------------------------------------------------------------------------------------
     Agency Issued "Principal Only" Mortgage-Backed Securities                                   25.0%
     --------------------------------------------------------------------------------------------------
     Agency Issued "Interest Only" Mortgage-Backed Securities                                    25.0%
     --------------------------------------------------------------------------------------------------
     Excess Cash Flows                                                                           50.0%
     --------------------------------------------------------------------------------------------------
     Warehouse Mortgage Loans                                                                     4.0%
     --------------------------------------------------------------------------------------------------
     Servicing Agreements                                                                        45.0%
     --------------------------------------------------------------------------------------------------
     Hedging Agreements                                                                         100.0%
     --------------------------------------------------------------------------------------------------
     Other Receivables                                                                           35.0%
     --------------------------------------------------------------------------------------------------

                  "RFC" means Residential Funding Corporation, a Delaware
                   ---
     corporation, and any successor thereto.

                  "RFConnects Delivery" means the Lender's proprietary service
                   -------------------
     to support the electronic exchange of information between the Lender and the Borrowers, including, but not limited to, Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

                  "RFConnects Pledge Agreement means a pledge agreement in the
                   ---------------------------
     form of Exhibit N to the Agreement.
             ---------

                  "Second Mortgage" means a Mortgage which constitutes a second
                   ---------------
     Lien on the property covered thereby.

                  "Second Mortgage Loan" means a Mortgage Loan secured by a
                   --------------------
     Second Mortgage.

                  "Servicing Contract" means, with respect to any Person, the
                   ------------------
     arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

          "Servicing Portfolio" means, as to any Person, the unpaid principal
          -------------------
     balance of Mortgage Loans serviced by such Person under Servicing
     Contracts.

          "Shareholder Equity" means the stockholders' equity of NFI, the Parent
          ------------------
     and their Subsidiaries, when calculated on a consolidated basis, as determined in accordance with GAAP and shown on the Officer's Certificate attached as Exhibit I-SF hereto.
                 ------------

          "Single Family Mortgage Loan" means a Mortgage Loan secured by a
           ---------------------------
     Mortgage covering improved real property containing one to four family residences.

          "Statement Date" means the date of the most recent financial
           --------------
     statements of the Borrowers (and, if applicable, their Subsidiaries, on a consolidated basis) delivered to the Lender under the terms of this Agreement.

          "Sublimit" means the aggregate amount of Advances (expressed as a
           --------
     dollar amount or as a percentage of the Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

          "Subordinated Debt" means (a) all indebtedness of the
           -----------------
     Borrowers for borrowed money which is effectively subordinated in right of payment to all other present and future Obligations either (i) pursuant to a Subordination of Debt Agreement in the form of Exhibit F hereto or (ii)
                                                      ---------
     otherwise on terms acceptable to the Lender, and (b) solely for purposes of
     Section 0 hereof, all indebtedness of the Borrowers which is required to be subordinated by Section 4.1(b) or Section 0 hereof.

          "Subsidiary" means any corporation, association or other business
           ----------
     entity in which more than 50% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Title I Mortgage Loan" means an FHA co-insured closed-end First
           ---------------------
     Mortgage Loan or Second Mortgage Loan which is underwritten in accordance with HUD underwriting standards for the Title I Property Improvement Program as set forth in and which is reported for insurance under the Mortgage Insurance Program authorized and administered under Title I of the National Housing Act of 1934, as amended, and the regulations promulgated thereunder.

          "Trust Receipt" means a trust receipt in a form approved by and
           -------------
     pursuant to which the Lender may deliver any document relating to the Collateral to the Borrowers for correction or completion.

          "Unused Portion" has the meaning set forth in Section 0 hereof.
           --------------

          "Used Portion" has the meaning set forth in Section 0 hereof.
           ------------

          "VA" means the U.S. Department of Veterans Affairs and any successor
           --
     thereto.

          "Warehousing Fee" has the meaning set forth in Section 0 hereof.
           ---------------

          "Warehouse Period" means, the maximum amount of time (from the date
           ----------------
     that the first Advance is made) that any Advances may remain against outstanding against a Pledged Mortgage, as set forth on Exhibit M attached
                                                             ---------
     to this Agreement.

          "Wet Settlement Advance" means any Advance, from the date the Advance
           ----------------------
     is made until the date of the Lender's receipt of all Collateral Documents as provided in Section 2.2(b) of this Agreement and the Exhibit referenced therein.

          "Wire Disbursement Account" means a demand deposit account maintained
           -------------------------
     at the Funding Bank in the name of the Lender for the clearing of wire transfers requested by the Borrowers to fund Advances.

          "Year 2000 Problem" means the risk that computer applications may not
           -----------------
     be able to properly perform date-sensitive functions after December 31, 1999.

          1.2  Other Definitional Provisions.
               -----------------------------

               1.2(a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

               1.2(b) Defined terms may be used in the singular or the plural, as the context requires.

               1.2(c) All references to time of day shall mean the then applicable time in Chicago, Illinois, unless expressly provided to the contrary.

2.   THE CREDIT.

          2.1  The Commitment.
               --------------

               2.1(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date to, but not including, the Maturity Date, to make Advances to the Borrowers, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount is hereinafter referred to as the "Commitment." Within the Commitment, the Borrowers may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations. Further, the Borrowers shall be jointly and severally liable for all of the Obligations. Advances shall be made to NFI, NMI or NCI, as shall be requested by NFI, NMI or NCI, but each Advance, whether made to NFI, NMI or NCI shall be deemed made to or for the benefit of NFI, NMI and NCI, and NFI, NMI and NCI, jointly and severally, shall be obligated to repay any Advances made to NFI, NMI or NCI under the Commitment. With respect to its obligation to repay Advances made to the other Borrower, each Borrower agrees to the terms set forth in Exhibit P attached hereto and made a
                                           ---------
          part hereof.

               2.1(b) Advances shall be used by the Borrowers solely for the purpose of funding the acquisition or origination of Eligible Loans and shall be made at the request of the Borrowers, in the manner hereinafter provided in Section 0 hereof, against the pledge of such Eligible Loans as Collateral therefor. The limitations on the use of Advances set forth on Exhibit M attached hereto and made a part hereof
                                ---------
          shall be applicable. In addition, the following limitations on the use of Advances shall be applicable:

                    (1) Except as expressly permitted on Exhibit M, no Advance
                                                         ---------
               shall be made against any Mortgage Loan which was closed more than 90 days prior to the date of the requested Advance.

                    (2) No Advance shall be made against a Mortgage Loan other than a Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

                    (3) Except as expressly permitted by Section 0, no Advance shall be made against any Pledged Mortgage that was previously:
               (a) financed or pledged as security by any Borrower or any of their Subsidiaries or Affiliates, or (b) owned by any Borrower, other than the one currently pledging it, or by any Subsidiary or Affiliate of any Borrower.

               2.1(c) No Advance shall exceed the following amount applicable to the type of Eligible Loan at the time it is pledged to secure an Advance hereunder:

                         (1) For an Eligible Loan pledged hereunder, the amount
                    set forth on Exhibit M attached hereto and made a part
                                 ---------
                    hereof.

               2.2  Procedures for Obtaining Advances.
                    ---------------------------------

                    2.2(a) To obtain an Advance, the Borrowers must comply with the conditions set forth in Sections 4.1 and 4.3 of this Agreement, the procedures set forth in this Section 2.2(a), and the procedures and documentation required under the Exhibit D for
                                                                   ---------
               the type of Mortgage Loan against which the Borrowers are requesting the Advance. The Borrowers will request an Advance either by delivering to Lender a completed and signed advance request in the applicable form of Exhibit C or by sending to
                                                 ---------
               Lender an Electronic Advance Request, together with a list of Mortgage Loans for which the request is being made and a completed and signed RFConnects Pledge Agreement sent by facsimile (each an "Advance Request"), each no later than 1 Business Day prior to the Business Day the requested Advance is to be made. The current forms of the Exhibit C and Exhibit D
                                                    ---------     ---------
               referred to above are attached to this Agreement. The Lender is entitled, upon not less than 3 Business Days' prior Notice to the Borrowers, to modify any of those Exhibits or the form of Electronic Advance Request to conform to current legal requirements or Lender's lending practices. Exhibits and Electronic Advance Requests so modified automatically become a part of this Agreement.

                    2.2(b) In the case of a Wet Settlement Advance, the
               Borrowers shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender the documents set forth in Exhibit D-SF hereto. In the
                                                     ------------
               case of a Mortgage Loan financed through a Wet Settlement Advance, the Borrowers shall cause all Collateral Documents required to be delivered to the Lender pursuant to Exhibit D-SF
                                                                  ------------
               within 7 Business Days after the date of the Wet Settlement Advance relating thereto.

                    2.2(c) Before funding, the Lender shall have a reasonable
               time (1 Business Day under ordinary circumstances) to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment, if required.

                    2.2(d) The Borrowers shall hold in trust for the Lender, and the Borrowers shall deliver to the Lender promptly upon request, or if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by the Borrowers of such recorded Collateral Documents, and provided that the Pledged Mortgage is not being held by an Investor for purchase and has not been redeemed from pledge, the following:
               (1) the originals of the Collateral Documents for which copies are required to be delivered to the Lender pursuant to Exhibit D-
                                                                      ----------
               SF, (2) all Collateral Documents not yet delivered to the Lender,
               --
               and (3) any other documents relating to a Pledged Mortgage which the Lender may request, including, without limitation, documentation evidencing the FHA Commitment to Insure or the VA Guaranty of any Pledged Mortgage which is either FHA insured or VA guaranteed, the appraisal, Private Mortgage Insurance Certificate, if applicable, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker of each such Mortgage Note, a copy of a HUD-1 or corresponding purchase advice and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an Investor.

                    2.2(e) To make an Advance, the Lender shall cause the
               Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Borrowers with the terms of the Loan Documents. The Lender shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account are disbursed by the Funding Bank to or for the account of the Borrowers.

                    2.2(f) If, pursuant to the authorization given by the
               Borrowers in the Funding Bank Agreement, for the purpose of funding a Mortgage Loan against which the Lender has made an Advance in accordance with a Request for Advance (i) the Lender debits the Borrowers' Operating Account at the Funding Bank to the extent necessary to cover a wire to be initiated by the Lender, or (ii) the Lender directs the Funding Bank to honor a check drawn by the Borrowers on their Check Disbursement Account at the Funding Bank, and such debit or direction results in an overdraft, the Lender may make an additional Advance to fund such overdraft.

               2.3 Note. The Borrowers' Obligations shall be evidenced by the
                   ----
         promissory note (the "Note") dated as of the date hereof substantially in the form of Exhibit A attached hereto. The term "Note" shall include
                        ---------
         all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

               2.4  Interest.
                    --------

                    2.4(a) Except as otherwise provided in Section 0 hereof, the unpaid amount of each Advance against an Eligible Loan shall bear interest, from the date the Advance until paid in full, at the rate(s) per annum set forth on Exhibit M attached hereto and made
                                              ---------
               a part hereof.

                    2.4(b) Provided no Default or Event of Default exists, the
               Borrowers are entitled to receive a benefit in the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and the Borrowers are entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance shall be used first and any Earnings Credit shall be used second as a credit against accrued Designated Bank Charges, any other Miscellaneous Charges and fees, including, but not limited to Commitment Fees, Non-Usage Fees and Warehousing Fees, and may be used, at the Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received shall be accumulated for use and must be used within 6 months of the month in which the benefit was received. Provided no Default or Event of Default exists, any Earnings Credit not used during the month in which the benefit was received shall be used to provide a cash benefit to the Borrowers. Any Earnings Credit retained by the Lender as a result of a Default or Event of Default will be applied to the payment of the Borrowers' Obligations in such order as the Lender will determine in its sole discretion. The Lender's determination of the Earnings Credit and the Earnings Allowance for any month shall be determined by the Lender in its sole discretion and shall be conclusive and binding absent manifest error. In no event shall the benefit received by the Borrowers exceed the Depository Benefit.

                    Either party hereto may terminate the benefits provided for in this Section effective immediately upon Notice to the other party, if the terminating party shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for such party to continue to offer or receive the benefits provided for in this Section. No Notice is required for a termination of benefits as a result of a Default or Event of Default.

                    2.4(c) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Maturity Date.

                    2.4(d) If, for any reason, no interest is due on an Advance, the Borrowers agree to pay to the Lender an administrative fee equal to one day of interest on such Advance at the rate of interest applicable to such Advance, as in effect on the date of such Advance. Administrative and other fees shall be due and payable in the same manner as interest is due and payable hereunder.

                    2.4(e) Upon Notice to the Borrowers, after the occurrence
               and during the continuation of an Event of Default, the unpaid amount of each Advance shall bear interest until paid in full at a per annum rate of interest (the "Default Rate") equal to 4% in excess of the rate of interest otherwise applicable to the Advance or, if no rate is applicable, the highest rate then applicable to any outstanding Advances.

                    2.4(f) The floating rates of interest provided for in this
               Agreement will be adjusted as of the effective date of each change in the applicable index. The Lender's determination of such rates as of any date of determination shall be conclusive and binding, absent manifest error.

               2.5  Principal Payments
                    ------------------

                    2.5(a) The outstanding principal amount of all Advances
               shall be payable in full on the Maturity Date.

                    2.5(b) The Borrowers shall have the right to prepay the
               outstanding Advances in whole or in part, from time to time, without premium or penalty.

                    2.5(c) The Borrowers shall pay the Lender, without the
               necessity of prior demand or notice from the Lender, and the Borrowers authorize the Lender to cause the Funding Bank to charge the Borrowers' Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

                         (1) One Business Day elapses from the date an Advance
                    was made and the Pledged Mortgage which was to have been funded by such Advance is not closed and funded.

                         (2) Ten Business Days elapse from the date a Collateral
                    Document was delivered to the Borrowers for correction or completion under a Trust Receipt, if such Collateral Document has not been returned to the Lender.

                         (3) On the date on which a Pledged Mortgage is
                    determined to have been originated based on untrue, incomplete or inaccurate information, whether or not the Borrowers have knowledge of such misrepresentation or incorrect information or on the date on which the Borrowers know, or have reason to know, or receives notice from the Lender, that one or more of the representations and warranties set forth in Section 0 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                         (4) On the date the Pledged Mortgage is defaulted and
                    remains in default for a period of 60 days or more.

                         (5) If a Purchase Commitment is required for Eligible
                    Loans of a specific type, and the outstanding Advances against Pledged Mortgages of that type exceed the aggregate Purchase Commitments for such Mortgage Loan type.

                         (6) Three Business Days after the mandatory delivery
                    date of the related Purchase Commitment, if any, and the specific Pledged Mortgage or the Pledged Security backed thereby was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage or Pledged Security is eligible for delivery to an Investor under a comparable Purchase Commitment acceptable to the Lender.

                         (7) Upon sale or other disposition of the Pledged Mortgage or, if a Pledged Mortgage is included in an Eligible Mortgage Pool, upon sale or other disposition of the related Agency Security.

                    2.5(d) Upon Notice to the Borrowers by the Lender, the
               Borrowers shall pay to the Lender, and the Borrowers authorize the Lender to cause the Funding Bank to charge the Borrowers' Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage upon the earliest occurrence of any of the following events:

                         (1) For any Pledged Mortgage, the Warehouse Period elapses.

                         (2) On the date the payment of a Lien senior to a Pledged Mortgage is delinquent for a period of 60 days.

                         (3) Forty-five days elapse from the date the Pledged Mortgage was delivered to an Investor or an Approved Custodian for examination and purchase or inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon the second rejection of the Pledged Mortgage as unsatisfactory by an Investor or an Approved Custodian.

                         (4) Seven Business Days elapse from the date a Wet Settlement Advance was made without receipt by the Lender of all Collateral Documents relating to such Pledged Mortgage, or such Collateral Documents, upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment, if any.

                         (5) With respect to any Pledged Mortgage, any of the items described in Section 2.2(d), upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment, if any.

                         (6) If 3 Business Days have elapsed since Lender shipped a Pledged Mortgage, pursuant to Exhibit D, to a
                                                            ---------
                    Person other than an Investor or an Approved Custodian, and Lender has not received payment of the Release Amount.

                    2.5(e)  The outstanding amount of any Advance made pursuant to Section 0 shall be payable in full within 1 Business Day after the date of such Advance.

                    2.5(f)  In addition to the payments required pursuant to
               Sections 2.5(d) and 2.5(e), if the principal amount of any Pledged Mortgage is prepaid in whole or in part while an Advance is outstanding against such Pledged Mortgage, the Borrowers shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Borrowers authorize the Lender to cause the Funding Bank to charge the Borrowers' Operating Account for the amount of such prepayment, to be applied to such Advance.

                    2.5(g) The proceeds of the sale or other disposition of
               Pledged Mortgages and Pledged Securities shall be paid directly by the Investor to the Cash Collateral Account. The Borrowers shall give Notice to the Lender (telephonically, to be followed by written notice) of the Pledged Mortgages or Pledged Securities for which proceeds have been received. Upon receipt of such Notice the Advances against such Pledged Mortgages or Pledged Securities shall be repaid from such proceeds and such Pledged Mortgages or Pledged Securities shall be considered to have been redeemed from pledge. The Lender is entitled to rely upon the Borrowers' affirmation that deposits in the Cash Collateral Account represent payment from Investors for the purchase of Pledged Mortgages or Pledged Securities as specified by the Borrowers. In the event that the payment from an Investor for the purchase of Pledged Mortgages or Pledged Securities is less than the outstanding Advances against such Pledged Mortgages or the Mortgage Loans backing Pledged Securities, the Lender is authorized to cause the Funding Bank to charge the Borrowers' Operating Account for an amount equal to such deficiency. Provided no Default or Event of Default exists, the Lender shall return any excess payment from an Investor for Pledged Mortgages or Pledged Securities to the Borrowers.

                    2.5(h) The Borrowers may, from time to time, prepay a
               portion of the Advances pursuant to this Section 0 (any such prepayment is hereafter referred to as a "Buydown"). A Buydown shall not, except as set forth below, be deemed a prepayment of any particular Advances or of the Advances to a particular Borrower, and shall not entitle any Borrower to the release of any Collateral, but the Buydown shall be considered generally to be a reduction in the amount of Advances outstanding under this Agreement. Any Borrower may reborrow all or any portion of a Buydown, whether or not the Buydown was made by that Borrower, provided no Default or Event of Default has occurred and is continuing, upon written notice to the Lender that the Borrower desires to reborrow such amount. In the event the Lender receives a payment of Advances that would, as a result of the Buydown, reduce the outstanding principal balance of the Advances to an amount less than zero, the Buydowns, or a portion thereof equal to such excess, shall be re-advanced to any Borrower. The Lender may apply the Buydown to reduce the interest on any outstanding Advances that it chooses, in its sole and absolute discretion.

               2.6  Expiration of Commitment. The Commitment shall expire on the
                    ------------------------
          Maturity Date.

               2.7  Method of Making Payments.
                    -------------------------

               2.7(a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender not later than the close of business on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds transferred via wire to accounts designated by the Lender from time to time.

               2.7(b) After the occurrence and during the continuance of an Event of Default, and without the necessity of prior demand or notice from the Lender, the Borrowers authorize the Lender to cause the Funding Bank to charge the Borrowers' Operating Account for any Obligations due and owing the Lender.

          2.8  Commitment Fees and Non-Usage Fees.
               ----------------------------------

               2.8(a) The Borrowers agree to pay to the Lender a Commitment Fee in the amount of one-eighth percent (1/8%) per annum of the Commitment Amount which Commitment Fee shall be paid quarterly in advance and shall be computed on the basis of a 365-day year and applied to the actual number of days elapsed in such Calendar Quarter. On the Closing Date, the Borrowers shall pay the prorated portion of the quarterly Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. Thereafter, the Borrowers shall make quarterly payments of the Commitment Fee on the first (1st) day of each Calendar Quarter. If the Maturity Date is other than the last day of a Calendar Quarter, the Borrowers shall pay the prorated portion of the quarterly Commitment Fee due from the beginning of the then current Calendar Quarter to and including the Maturity Date. If, at any time during a Calendar Quarter, the Commitment Amount is increased, on the first
         (1st) day of the next succeeding Calendar Quarter the Borrowers shall pay an additional Commitment Fee in the amount of one-eighth percent (1/8%) per annum of the increased Commitment Amount from the date of the increase to the end of the preceding

          Calendar Quarter. The Borrowers shall not be entitled to a reduction in the amount of the Commitment Fee, in the event the Commitment Amount is reduced or in the event that the Commitment is terminated at the request of the Borrowers or as a result of an Event of Default. If the Commitment terminates at the request of the Borrowers or as a result of an Event of Default, the unpaid balance of the Commitment Fee shall be due and payable in full on the date of such termination.

               2.8(b) At the end of each Calendar Quarter, during the term hereof commencing with the Calendar Quarter beginning on April 1, 2000, the Lender shall determine the average usage of the Commitment by calculating the arithmetic daily average of the Advances outstanding during such Calendar Quarter. The Lender shall then subtract such quarterly average usage (the "Used Portion") from the arithmetic daily average of the Commitment Amount (and the result thereof shall be known as the "Unused Portion"). If the Unused Portion is greater than 50% of the Commitment Amount, the Borrowers shall pay in arrears, within 30 days after the end of each Calendar Quarter, a Non-Usage Fee (the "Non-Usage Fee") equal to one-eighth percent (1/8%) per annum on the total amount of the Unused Portion of the Commitment during such Calendar Quarter. If the Maturity Date of the Commitment is other than the last day of a Calendar Quarter, the Borrowers shall pay the prorated portion of the quarterly Non-Usage Fee due from the beginning of the then current Calendar Quarter to and including the Maturity Date. In the absence of manifest error, the calculation by the Lender of the amount of any Non-Usage Fee shall be conclusive. If the Commitment terminates at the request of the Borrowers or as a result of an Event of Default, the Non-Usage Fee shall be due and owing through the last day of the current Calendar Quarter.

          2.9  Warehousing Fees.  The Borrowers agree, at the time of each
               ----------------
     Advance, to pay to the Lender a Warehousing Fee in the amount of $20.00 for each Mortgage Loan pledged as Collateral for such Advance. Warehousing Fees are due when incurred, but shall not be delinquent if paid within 15 days after receipt of an invoice or an account analysis statement from the Lender.

          2.10  Miscellaneous Charges. The Borrowers agree to reimburse the
                ---------------------
     Lender for miscellaneous charges and expenses (collectively, "Miscellaneous Charges") incurred by or on behalf of the Lender in connection with the handling and administration of Advances, and to reimburse the Lender for Miscellaneous Charges incurred by or on behalf of the Lender in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, costs for UCC, tax lien and judgment searches conducted by the Lender, filing fees, charges for wire transfers, check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service fees and overdraft charges and Designated Bank Charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within 15 days after receipt of an invoice or an account analysis statement from the Lender.

          2.11 Interest Limitation. All agreements between the Borrowers and the
               -------------------
     Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Agreement or the Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or retention of the Advances secured by this Agreement exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Note, or any other document securing this Agreement at any time given shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of interest shall be applied to the reduction of the principal balance secured by the Note and not to the payment of interest thereunder. This provision shall control every other provision of all agreements between the Borrowers and Lender and shall also be binding upon and available to any subsequent holder of the Note.

          2.12  Increased Costs; Capital Requirements. In the event any
                -------------------------------------
     applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

                2.12(a) Does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of the Lender by the jurisdiction in which the Lender's principal office is located);

                2.12(b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

     and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Borrowers shall promptly pay any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by the Lender with respect to this Agreement or Advances made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Borrowers of the event by reason of which it has become so entitled and the Borrowers shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Borrowers shall be conclusive in the absence of manifest error. The obligations of the Borrowers under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

     3.   COLLATERAL.

               3.1  Grant of Security Interest. As security for the payment of
                    ---------------------------
          the Note and for the performance of all of the Obligations, each of the Borrowers hereby assigns and transfers to the Lender all right, title and interest in and to and grants a security interest to the Lender in the following described property (the "Collateral"):

                     3.1(a) All Mortgage Loans, including all Mortgage Notes and
               Mortgages evidencing or securing such Mortgage Loans, which from time to time are delivered or caused to be delivered to the Lender (including delivery to a third party on behalf of the Lender), come into the possession, custody or control of the Lender for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lender hereunder, including without limitation all Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender (the "Pledged Mortgages").

                     3.1(b) All Mortgage-backed Securities which are from time
               to time created in whole or in part on the basis of the Pledged Mortgages or are delivered or caused to be delivered to, or are otherwise in the possession of the Lender or its agent, bailee or custodian as assignee for the Lender's benefit, or pledged to the Lender, or for such purpose are registered by book-entry in the name of the Lender (including delivery to or registration in the name of a third party on behalf of the Lender) hereunder or in respect of which from time to time an Advance has been made by the Lender hereunder (the "Pledged Securities").

                    3.1(c) All private mortgage insurance and all commitments
               issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Borrowers covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Borrowers as compensation or reimbursement, accounts, payments, intangibles and other general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, said FHA commitments or VA commitments and the Purchase Commitments, and all other documents or instruments relating to the Pledged Mortgages and the Pledged Securities, including, without limitation, any interest of the Borrowers in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

                    3.1(d) All right, title and interest of the Borrowers in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Borrowers relating to the Collateral.

                    3.1(e) All right, title and interest of the Borrowers in and to any Hedging Arrangements entered into to protect the Borrowers against changes in the value of specific Pledged Mortgages or Pledged Securities, including, without limitation, all rights to payment arising under such Hedging Arrangements that are related to specific Pledged Mortgages or Pledged Securities.

                    3.1(f) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Lender, the Funding Bank, or the Lender's agent, bailee or custodian for the Lender's benefit or designated on the books and records of the Borrowers as assigned and pledged to the Lender.

                    3.1(g) All cash and non-cash proceeds of the Collateral,
               including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

               3.2  Release of Security Interest in Collateral.
                    ------------------------------------------

                    3.2(a)  Pledged Mortgages shall be released from the
               Lender's security interest only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages.

                    3.2(b)  If Pledged Mortgages are to be transferred to a pool custodian or to Freddie Mac or Fannie Mae for inclusion in a Mortgage Pool, the Lender's security interest in such Pledged Mortgages shall be released only against payment to the Lender of the Release Amounts for such Pledged Mortgages. To the extent that the Lender does not receive the Release Amounts for one or more such Pledged Mortgages by the time that the Mortgage-backed Security is issued:

                    (1)  The Borrowers are in Default under this Agreement;

                    (2) The Lender's security interest in the Pledged Mortgages is not released;

                    (3) Borrowers hereby grant Lender a security interest in the Mortgage-backed Security, effective immediately upon its issuance, making it a Pledged Security hereunder; and

                    (4) The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

               3.2(c)    If Pledged Mortgages are transferred to an Approved
          Custodian and included in an Eligible Mortgage Pool, the Lender's security interest in the Pledged Mortgages comprising the Eligible Mortgage Pool shall be released upon the issuance of the Agency Security, which shall be a Pledged Security. The Lender's security interest in such Pledged Security shall be released only against payment to the Lender of the Release Amount in connection with the Pledged Mortgages backing such Pledged Security. The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

               3.2(d)    The Lender shall have the exclusive right to the
          possession of the Pledged Securities or, if the Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, the Lender shall have the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of the Lender. The Lender shall have the right to cause delivery of the Pledged Securities to be made to the Investor or the Pledged Securities credited to the account of the Investor or the Investor's designee only against payment therefor. The Borrowers acknowledge that the Lender may enter into one or more standing arrangements with other financial institutions with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation, pursuant to which such Pledged Securities are registered in the name of such financial institution, as agent or securities intermediary for the Lender, and the Borrowers agree upon request of the Lender to execute and deliver to such other financial institutions the Borrowers' written concurrence in any such standing arrangements.

               3.2(e) Prior to the occurrence of an Event of Default, a Borrower may redeem a Pledged Mortgage or Pledged Security from the Lender's security interest by notifying the Lender of its intention to redeem such Pledged Mortgage or Pledged Security from pledge and either (a) paying, or causing an Investor to pay, to the Lender, for application to prepayment of the principal balance of the Note, the Release Amount in connection with such Pledged Mortgage or Pledged Security, or (b) delivering substitute Collateral which, in addition to being acceptable to the Lender in its sole discretion will, when included with the Collateral, result in a Collateral Value of all Collateral held by the Lender which is at least equal to the aggregate outstanding Advances.

               3.2(f) Following the occurrence of a Default or Event of Default, the Lender may, with no liability to the Borrowers or any Person, continue to release its security interest in any Pledged Mortgage or Pledged Security against payment of the Release Amount in connection with such Pledged Mortgage or Pledged Security.

               3.2(g) The amount (the "Release Amount") to be paid by the Borrowers to obtain the release of the Lender's security interest in a Pledged Mortgage shall be (i) prior to the occurrence of an Event of Default, the principal amount of the Advances outstanding against such Pledged Mortgage, and (ii) from and after the occurrence and during the continuance of an Event of Default, the Committed Purchase Price of such Pledged Mortgage or, if there is no Purchase Commitment therefor, the amount paid to the Lender in a commercially reasonable disposition thereof.

               3.3 Delivery of Additional Collateral or Mandatory Prepayment.
                   ---------------------------------------------------------
          At any time that the aggregate Collateral Value of the Collateral then pledged hereunder is less than the aggregate amount of the Advances then outstanding hereunder, the Lender may request, and the Borrowers shall within 2 Business Days after Notice by the Lender (a) deliver to the Lender for pledge hereunder additional Collateral, with a Collateral Value sufficient to cover the difference between the Collateral Value of the Collateral pledged and the aggregate amount of Advances outstanding hereunder, and/or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the Collateral Value of the Collateral pledged hereunder.

               3.4 Release of Collateral.
                   ---------------------

                   3.4(a) The Lender may deliver documents relating to the
               Collateral to the Borrowers for correction or completion pursuant to a Trust Receipt.

                   3.4(b) Prior to the occurrence of a Default or Event of
               Default, upon delivery by the Borrowers to the Lender of shipping instructions pursuant to Exhibit D-SF, the Lender will transmit
                                        ------------
               Pledged Mortgages or Pledged Securities and all related loan documents or pool documents to the applicable Investor, Approved Custodian or other party.

                   3.4(c) Upon receipt of Notice from the Borrowers under
               Section 0 hereof, and repayment of the Release Amount with respect to a Pledged Mortgage identified by the Borrowers, any Collateral Documents relating to the redeemed Pledged Mortgage or Mortgage Loan backing a Pledged Security which have not been delivered to an Investor or Approved Custodian shall be released by the Lender to the Borrowers.

               3.5 Collection and Servicing Rights. So long as no Event of
                   -------------------------------
         Default shall have occurred and be continuing, the Borrowers shall be entitled to service and receive and collect directly all sums payable to the Borrowers in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Lender or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Borrowers in respect of the Collateral, and in such case (a) the Lender or its designee in its discretion may, in its own name, in the name of the Borrowers or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Borrowers shall, if the Lender so requests, hold in trust for the benefit of the Lender and forthwith pay to the Lender at its office designated by Notice hereunder, all amounts thereafter received by the Borrowers upon or in respect of any of the Collateral, advising the Lender as to the source of such funds, and (c) all amounts so received and collected by the Lender shall be held by it as part of the Collateral.

             3.6 Return of Collateral at End of Commitment. If (a) the
                 -----------------------------------------
         Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations shall be outstanding and unpaid, the Lender shall deliver or release its security interest and shall deliver all Collateral in its possession to the Borrowers at the Borrowers' expense. The receipt of the Borrowers for any Collateral released or delivered to the Borrowers pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

             3.7 Transfers of Pledged Mortgages Between Borrowers. So long as
                 ------------------------------------------------
         there is not currently any Default or Event of

     Default, and so long as the Lender has actual physical possession of all documents that were required to be delivered under the appropriate Exhibit
                                                                        -------
     D (including the original Mortgage Note), any Borrower may assign its
     -
     rights in a Pledged Mortgage to any other Borrower without repaying the Advance outstanding against it, in the following manner:

               3.7(a) The assignment shall not cause the Borrowers to be otherwise in violation of this Agreement.

               3.7(b) If the Borrower is assigning all of its right, title and interest in the Pledged Mortgage to another Borrower, or the assignee Borrower is intended to become the legal owner of the Mortgage Note, then the Borrowers shall give the Lender prior Notice of the proposed assignment, and along with that Notice, shall send the Lender all of the following documents:

                   (1) A detailed schedule, describing the loans to be assigned from that assignor Borrower to that assignee Borrower.

                   (2) An allonge to the Mortgage Note, signed by the assignee Borrower, endorsing the Mortgage Note in blank.

                   (3) A copy of the recorded assignment (or the assignment, as sent for recording) of the Mortgage to the assignee Borrower.

                   (4) An unrecorded assignment of the Mortgage from the assignee Borrower to the Lender.

          If all of the documents meet with the approval of Lender (which may withhold its approval for any reason or for no reason), the Lender shall fill in the Mortgage Note's previous blank endorsement (the blank endorsement from the assignor Borrower that was given to the Lender at the time that the Pledged Mortgage was pledged or previously assigned under this Section 0) in the name of the assignee Borrower.

               3.7(c) Any assignment under this Section 0 shall be subject to Lender's security interest in that Pledged Mortgage and all related rights that are assigned.

               3.7(d) The assignment of Pledged Mortgages is intended not to have any effect on the expiration of the applicable Warehouse Period or other time-related provisions. Therefore, any Advance outstanding against a Pledged Mortgage that is assigned under this Section 0 shall be deemed to have been made at the time that the Advance was made to the assignor Borrower (or the initial assignor Borrower, if more than one assignment under this Section 0 has taken place). Similarly, the pledge of the Pledged Mortgage shall be deemed to have taken place when the assignor Borrower (or the initial Borrower) pledged the Pledged Mortgage.

4.   CONDITIONS PRECEDENT.

          4.1  Initial Advance. The obligation of the Lender to make the initial
               ---------------
     Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, on or before the date thereof of the following conditions precedent:

               4.1(a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its sole discretion:

                    (1) The Note and this Agreement duly executed by the Borrowers.

                    (2) NFI's articles or certificate of incorporation as certified by the Secretary of State of NFI's incorporation, bylaws certified by the corporate secretary of NFI, and certificates of good standing dated no less recently than 90 days prior to the date of this Agreement.

                    (3) A resolution of the board of directors of NFI, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by NFI pursuant to this Agreement.

                    (4) A certificate of NFI's corporate secretary as to the incumbency and authenticity of the signatures of the officers of NFI executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                    (5) Financial statements of NFI (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 1998, and related statements of income and changes in stockholders' equity for the fiscal year ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to the Lender, together with an unqualified auditor's opinion regarding the financial statements.

                    (6) Financial statements of NFI (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of October 31, 1999, related statements of income and changes in stockholders' equity for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with NFI's most recent audited financial statements.

                    (7) NMI's articles or certificate of incorporation as certified by the Secretary of State of NMI's incorporation, bylaws certified by the corporate secretary of NMI, and certificates of good standing dated no less recently than 90 days prior to the date of this Agreement.

                    (8) A resolution of the board of directors of NMI, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by NMI pursuant to this Agreement.

                    (9) A certificate of NMI's corporate secretary as to the incumbency and authenticity of the signatures of the officers of NMI executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                    (10) Financial statements of NMI (and, if applicable, its
               Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 1998, and related statements of income, changes in stockholders' equity and cash flows for the fiscal year ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to the Lender, together with an unqualified auditor's opinion regarding the financial statements.

                    (11) Financial statements of NMI (and, if applicable, its
               Subsidiaries, on a consolidated basis) containing a balance sheet as of October 31, 1999, related statements of income and changes in stockholders' equity other than income or loss for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with NMI's most recent audited financial statements.

                    (12) NCI's articles or certificate of incorporation as
               certified by the Secretary of State of NCI's incorporation, bylaws certified by the corporate secretary of NCI, and certificates of good standing dated no less recently than 90 days prior to the date of this Agreement.

                    (13) A resolution of the board of directors of NCI,
               certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by NCI pursuant to this Agreement.

                    (14) A certificate of NCI's corporate secretary as to the
               incumbency and authenticity of the signatures of the officers of NCI executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                    (15) Financial statements of NCI (and, if applicable, its
               Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 1998, and related statements of income and changes in stockholders' equity other than income or loss for the fiscal year ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods.

                    (16) Financial statements of NCI (and, if applicable, its
               Subsidiaries, on a consolidated basis) containing a balance sheet as of October 31, 1999, related statements of income and changes in stockholders' equity other than income or loss for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with NCI's most recent audited financial statements.

                    (17) The Guaranty, in the form attached hereto as Exhibit B,
                                                                      ---------
               duly executed by the Guarantor.

                    (18) Copies of the Guarantor's articles or certificate of
               incorporation as certified by the Secretary of State of the State of Guarantor's incorporation and bylaws, and certificates of good standing issued by the Secretary of State dated no less recently than 90 days prior to the date of this Agreement.

                    (19) A resolution of the board of directors of the
               Guarantor, certified as of the date of the Agreement by its corporate secretary, authorizing the execution, delivery and performance of the Guaranty, and all other instruments or documents to be delivered by the Guarantor pursuant to this Agreement.

                    (20) A certificate of the Guarantor's corporate secretary as to the incumbency and authenticity of the signatures of the officers of the Guarantor executing the Guaranty and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                    (21) Financial statements of the Guarantor containing a
               balance sheet as of December 31, 1998, and related statements of income, changes in stockholders' equity and cash flows for the period ended on the above date, all prepared in accordance with GAAP applied on a basis consistent with prior periods.

                    (22) A favorable written opinion of counsel to the Borrowers and the Guarantor (or of separate counsel at the option of the Borrowers and the Guarantor), dated as of the date of this Agreement substantially in the form of Exhibit H attached hereto,
                                                      ---------
               addressed to the Lender.

                    (23) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records
               for Borrowers and the Guarantor, which searches shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder.

                    (24) Copies of the certificates, documents or other written instruments which evidence the Borrowers' eligibility described in Section 0 hereof, all in form and substance satisfactory to the Lender.

                    (25) Copies of the Borrowers' errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, all in form and content satisfactory to the Lender, showing compliance by the Borrowers as of the date of this Agreement with the related provisions of Section 0 hereof.

                    (26) Executed financing statements in recordable form
               covering the Collateral and ready for filing in all jurisdictions required by the Lender.

                    (27) Receipt by the Lender of any fees due on the date
               hereof, including, but not limited to, Commitment Fees and document production fees.

                    (28) Evidence that all accounts necessary into which
               Advances will be funded have been established at the Funding Bank and receipt of a fully executed Funding Bank Agreement.

                    (29) Assumed Name Certificate dated no less recently than 90 days prior to the date of this Agreement for any assumed name used by the Borrowers in the conduct of its business.

                    (30) Before any Advance is requested for Fannie Mae-
               committed Mortgage Loans, an agreement among NMI, the Lender and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by NMI to Fannie Mae to the Cash Collateral Account.

               4.1(b) Except for indebtedness between or among the Borrowers, the Parent or their consolidated Subsidiaries or indebtedness to First Union Corporation or its consolidated Subsidiaries under existing lines of credit, all directors, officers and shareholders of the Borrowers, all Affiliates of the Borrowers or of any Subsidiary of the Borrowers, and the Guarantor, to whom or to any of whom the Borrowers shall be indebted as of the date of this Agreement, which indebtedness has a term of more than 1 year or is in excess of $25,000 shall have subordinated such indebtedness to the Obligations, by executing a Subordination of Debt Agreement, in the form of Exhibit F hereto; and
                                                          ---------
          the Lender shall have received an executed copy of any such Subordination of Debt Agreement, certified by the corporate secretary of the Borrowers to be true and complete and in full force and effect as of the date of the Advance.

               4.2 Each Advance. The obligation of the Lender to make the
                   ------------
     initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

                   4.2(a) The Borrowers shall have delivered to the Lender the
              Advance Request and Collateral Documents, called for under, and shall have satisfied the procedures set forth in, Section 0 hereof and the applicable Exhibits hereto described in that Section, according to the type of the requested Advance. All items delivered to the Lender shall be satisfactory to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment, if any.

                   4.2(b) The Lender shall have received evidence satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code or other applicable law.

                   4.2(c) The representations and warranties of the Borrowers contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

                   4.2(d) The Borrowers shall have performed all agreements to be performed by it hereunder, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

                   4.2(e) The Guarantor shall have performed all agreements to be performed by the Guarantor under the Guaranty.

                   4.2(f) The Borrowers shall not have incurred any material
              liabilities, direct or contingent, other than in the ordinary course of its business, since the Statement Date.

                   4.2(g) The Lender shall have received from counsel for the
              Borrowers or for the Guarantor or both, if requested by the Lender in its sole discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

              Delivery of an Advance Request by the Borrowers shall be deemed a representation by the Borrowers that all conditions set forth in this
         Section 0 shall have been satisfied as of the date of such Advance.

5.   REPRESENTATIONS AND WARRANTIES.

          The Borrowers hereby represent and warrant to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

          5.1 Organization; Good Standing; Subsidiaries. Each of the Borrowers
              -----------------------------------------
     and each Subsidiary of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Borrowers or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Borrowers transact business. The Borrowers have no Subsidiaries except as set forth on Exhibit G hereto. Exhibit G sets forth
                                         ---------         ---------
     with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by the Borrowers. NFI holds 99% of the economic interest in the Parent, such holdings being reflected in NFI's financial statements.

          5.2 Authorization and Enforceability. The Borrowers have the power and
              --------------------------------
     authority to execute, deliver and perform this Agreement, the Note and all other Loan Documents to which the Borrowers are party and to make the borrowings hereunder. The Guarantor has the power and legal capacity to execute, deliver and perform the Guaranty. The execution, delivery and performance by the Borrowers of this Agreement, the Note and all other Loan Documents to which the Borrowers are party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Borrowers (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon the Borrowers, or of the articles of incorporation or by-laws of each of the Borrowers, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrowers other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any indebtedness of the Borrowers pursuant to any agreement, instrument or indenture to which the Borrowers are a party or by which the Borrowers or their property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Borrowers or of the Guarantor, respectively, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights and by general principles of equity.

          5.3 Approvals. The execution and delivery of this Agreement, the Note
              ---------
     and all other Loan Documents and the performance of the Borrowers' obligations hereunder and thereunder and the validity and enforceability hereof and thereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

          5.4 Financial Condition. The balance sheet of NFI, the balance sheet
              -------------------
     of NMI and the balance sheet of NCI (and, if applicable, its Subsidiaries, on a consolidated basis) as of the Statement Date, and the related statements of income and changes in the respective stockholders' equity for the fiscal period ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the related corporation (and any Subsidiaries) as of the Statement Date and the results of its operations for the fiscal period ended on the

     Statement Date. The Borrowers had, on the Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the date of this representation, there are no material (in excess of $2,000,000 in the aggregate, for purposes of this clause only) unrealized or anticipated losses from any loans, advances or other commitments of the Borrowers except as heretofore disclosed to the Lender in writing or reflected in the financial statements. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Borrowers (and their Subsidiaries) and Guarantor as a whole, nor are the Borrowers aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

          5.5 Litigation. There are no actions, claims, suits or proceedings
              ----------
     pending or, to the knowledge of the Borrowers, threatened or reasonably anticipated against or affecting the Borrowers or any Subsidiary of the Borrowers in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Borrowers as a whole, or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

          5.6 Compliance with Laws. None of the Borrowers nor any Subsidiary of
              --------------------
     the Borrowers are in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Borrowers and Guarantor as a whole or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

          5.7 Regulation U. The Borrowers are not engaged principally, or as one
              ------------
     of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          5.8 Investment Company Act. The Borrowers are not an "investment
              -----------------------
     company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.9 Payment of Taxes. The Borrowers and their Subsidiaries, if any,
              ----------------
     have filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Borrowers and their Subsidiaries which are required to be filed, all such returns are true and correct, and the Borrowers and each of their Subsidiaries has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 0 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Borrowers, the Parent and their Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which any of the Borrowers, the Parent or their Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.

          5.10 Agreements. None of the Borrowers nor any Subsidiary of the
               ----------
     Borrowers are a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 0 hereof. None of the Borrowers nor any Subsidiary of the Borrowers are in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Borrowers as a whole. No holder of any indebtedness of the Borrowers or of any of their Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Borrowers or of any of their Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Borrowers or of any of their Subsidiaries or any of their properties is pending, or to the knowledge of the Borrowers, threatened.

          5.11 Title to Properties. The Borrowers and each Subsidiary of the
               -------------------
     Borrowers has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 0 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

          5.12 ERISA. All plans ("Plans") of a type described in Section 3(3) of
               -----
     ERISA in respect of which the Borrowers or any Subsidiary of the Borrowers is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and none of the Borrowers nor any

     Subsidiary of the Borrowers have incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Borrowers or any Subsidiary of the Borrowers of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

          5.13 Eligibility.  The  Borrowers are approved and qualified and in
               -----------
     good standing as a lender or seller/servicer, as set forth below, and meet all requirements applicable to their status as such:

               5.13(a) NMI is a Fannie Mae approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to Fannie Mae.

               5.13(b) NMI is a Freddie Mac approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

               5.13(c) NMI is a Lender in good standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

               5.13(d) NMI is a HUD approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

               5.13(e) NMI is an RFC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to RFC.

          5.14 Place of Business.  The principal place of business of the
               ------------------
     Borrowers is 1901 West 47th Place, Suite 105, Westwood, KS 66205.

          5.15 Special Representations Concerning Collateral. The Borrowers
               ---------------------------------------------
     hereby represent and warrant to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

               5.15(a) The Borrowers are the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities. All Pledged Mortgages, Pledged Securities and Purchase Commitments have been duly authorized and validly issued to the Borrowers, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to the Lender, subject to no other Liens.

               5.15(b) The Borrowers have, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

               5.15(c) Any Mortgage Loan and any related document included in the Pledged Mortgages (1) (except for Seasoned Mortgage Loans) has been duly executed and delivered by the parties thereto at a closing held not more than 90 days prior to the date of the Advance Request for such Mortgage Loan, (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations, (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) has been evaluated or appraised in accordance with Title XI of FIRREA, and (6) complies and will continue to comply with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Borrowers. Each Mortgage Loan, other than an open-ended Pledged Loan secured by a Second Mortgage, has been fully advanced in the face amount thereof, each First Mortgage is a first Lien on the premises described therein and each Second Mortgage is secured by a second Lien on the premises described therein, and has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing such Mortgage Loans.

               5.15(d) No default has occurred and is continuing for more than 60 days under any Mortgage Loan included in the Pledged Mortgages without the Advance against such Pledged Mortgage having been repaid in accordance with Section 0 hereof, provided, however, that with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any default has occurred, the Borrowers will promptly notify the Lender.

               5.15(e) The Borrowers have complied and will continue to comply with all laws, rules and regulations in respect of the FHA insurance or VA guaranty of each Mortgage Loan included in the Pledged Mortgages designated by the Borrowers as an FHA insured or VA guaranteed Mortgage Loan, and such insurance or guarantee is and will continue to be in full force and effect.

               5.15(f) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name the Borrowers and their successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

               5.15(g) Pledged Mortgages secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

               5.15(h) Each Pledged Mortgage, against which an Advance is made on the basis of a Purchase Commitment, meets all requirements of such Purchase Commitment. The

          Borrowers shall assure that Pledged Mortgages which are intended to be used in the formation of Mortgage-backed Securities shall comply or, prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department, agency or other Person issuing or guaranteeing such Mortgage-backed Security. The Borrowers shall assure that Uncommitted Mortgage Loans pledged hereunder meet all requirements of one or more Investors with which the Borrowers have agreements or other arrangements to sell similar Mortgage Loans.

               5.15(i) For Pledged Mortgages which will be used to back Ginnie Mae Mortgage-backed Securities, the Borrowers have received from Ginnie Mae a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Borrowers as the Mortgage Loans to be used to back such Ginnie Mae Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Borrowers to one of such Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated thereto by the Borrowers, in an amount at least equal to such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Borrowers.

               5.15(j) Each Pledged Mortgage secured by real property to which a Manufactured Home is affixed will create a valid Lien on such Manufactured Home that will have priority over any other Lien on such Manufactured Home, whether or not arising under applicable real property law.

          5.16 Servicing. Attached hereto as Exhibit E is a true and complete
               ---------                     ---------
     list of the Borrowers' Servicing Portfolio. All of the Borrowers' Servicing Contracts are in full force and effect and, except as otherwise indicated, are unencumbered by Liens. No default or event which, with notice or lapse of time or both, would become a default, exists under any such Servicing Contract.

          5.17 No Adverse Selection. The Borrowers have not selected the
               ---------------------
     Collateral in a manner so as to affect adversely the Lender's interests.

          5.18 Year 2000 Compliance. Each of the Borrowers have conducted a
               --------------------
     comprehensive review and assessment of each of the Borrower's computer applications and made inquiry of each of the Borrower's key suppliers, vendors, customers, and Investors with respect to the "Year 2000 Problem" and, based on that review and inquiry, the Borrowers do not believe the Year 2000 Problem will result in a material adverse change in the Borrowers' business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

          5.19 Assumed Names. The Borrowers do not originate Mortgage Loans or
               -------------
otherwise conduct business under any names other than its legal name and the assumed name(s) set forth on Exhibit O attached hereto and made a part hereof. The Borrowers have made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. The Borrowers' use of assumed name(s) set forth herein does not conflict with any other Person's legal rights to any such name(s), nor otherwise give rise to any liability by the Borrowers to any other Person.

6.   AFFIRMATIVE COVENANTS.

          The Borrowers hereby covenant and agree that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Borrowers shall:

          6.1 Payment of Note.  Punctually pay or cause to be paid all
              ---------------
     Obligations payable hereunder and under the Note in accordance with the terms hereof and thereof.

          6.2  Financial Statements and Other Reports.  Deliver  to the Lender:
               --------------------------------------

               6.2(a) As soon as available and in any event within 45 days after the end of each calendar month of each of the Borrowers, statements of income and changes in stockholders' equity of each of the Borrowers and the Parent (and, if applicable, their Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as of the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer or another financial officer appointed by the board of directors of the respective Borrower, subject, however, to year-end audit adjustments.

               6.2(b) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, statements of income, changes in stockholders' equity and cash flow of each of the Borrowers (and, if applicable, their Subsidiaries, on a consolidated basis) for such year, and the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion (which opinion shall not be qualified due to possible failure to take all appropriate steps to successfully address Year 2000 Problem) in form and substance satisfactory to the Lender and prepared by an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by each of the Borrowers and acceptable to the Lender, as to said financial statements and a certificate signed by the chief financial officer of the respective Borrower stating that said financial statements fairly present the financial condition and results of operations of the respective Borrower (and, if applicable, their Subsidiaries) as of the end of, and for, such year.

               6.2(c) Together with each delivery of financial statements required in this Section 0, an Officer's Certificate substantially in the form of Exhibit I-SF hereto: (1) setting forth in reasonable
                      ------------
          detail all calculations necessary to show that the Borrowers are in compliance with the requirements of Sections 0, 0, 0 and 0 hereof as of the end of such month or year (or, if the Borrowers are not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Borrowers have taken, are taking or propose to take with respect thereto); (2) certifying that each of the Borrowers was, as of the end of the period, in compliance and in good standing with applicable HUD, Ginnie Mae, or Investor net worth requirements; (3) certifying that the representation set forth in Section 0 hereof is true and correct as of the date of such certificate or, if such representation is not true and correct as of such date, specifying the nature of the problem and what action the Borrowers have taken, are taking and propose to take with request thereto, and (4) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Borrowers (and, if applicable, their Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto.

               6.2(d) As soon as available and in any event within 45 days after the end of each calendar month, statements of income and changes in stockholders' equity (other than income or loss) of the Parent (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding quarter and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer of the Guarantor or other financial officer appointed by its board of directors, subject, however, to year-end audit adjustments and the absence of footnotes.

               6.2(e) Within 15 days of filing of any effective disclosure form with the Securities and Exchange Commission for any Borrower or its subsidiaries, either a copy of that form or the exact World Wide Web address for the EDGAR edition of that form (example: the address for NFI's 10-Q disclosure form for the quarter ended September 30, 1999 is http:// www.sec.gov/ Archives/edgar/ data/ 1025953/ 0000950131-99-
          ------------------------------------------------------------------
          006291.txt).
          ----------

               6.2(f) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, statements of income, changes in stockholders' equity and cash flows of the Guarantor for the most recent fiscal year, the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion in form and substance satisfactory to the Lender of an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Guarantor and acceptable to the Lender, as to said financial statements.

               6.2(g) As soon as available and in any event within 45 days after the end of each calendar month, a consolidated report (the "Servicing Portfolio Report") as of the end of the calendar month detailing, as to all Mortgage Loans the servicing rights to which are owned by each of the Borrowers (specified by investor type, recourse and non-recourse) regardless of whether such Mortgage Loans are Pledged Mortgages and which report shall indicate Mortgage Loans which (A) are current and in good standing, (B) are more than 30, 60 or 90 days past due, respectively, (C) are, for Mortgage Loans serviced with recourse, more than 360 days past due, (D) are the subject of pending bankruptcy or foreclosure proceedings, or (E) have been converted (through foreclosure or other proceedings in lieu thereof) by each of the Borrowers into real estate owned by the Borrowers.

               6.2(h) As soon as available and in any event within 45 days after the end of each calendar month, a consolidated report (the "Loan Production Report") as of the end of such month, presenting the total dollar volume and the number of Mortgage Loans originated or purchased during such month and the fiscal year to date, specified by property type and loan type.

               6.2(i) Copies of all regular or periodic financial and other reports, if any, which the Borrowers shall file with the Securities and Exchange Commission or any governmental agency successor thereto within 15 days of filing, copies of any audits completed by Ginnie Mae, Fannie Mae or Freddie Mac and copies of the Mortgage Bankers' Financial Reporting Forms (Freddie Mac Form 1055/Fannie Mae Form 1002) which the Borrowers are required to have filed, as the Lender may reasonably request.

               6.2(j) As soon as available and in any event within 45 days after the end of each calendar month, a consolidated report (the "Delinquency Report") as of the end of the immediately preceding month summarizing, as to all Mortgage Loans the servicing rights to which are owned by each of the Borrowers (specified by investor, type, recourse and non-recourse) regardless of whether such Mortgage Loans are Pledged Mortgages (but in greater detail for Pledged Mortgages), which report shall indicate Loans which (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, respectively,
          (3) are more than 360 days past due, (4) are the subject of pending bankruptcy or foreclosure proceedings, or (5) have been converted (through foreclosure or other proceedings in lieu thereof) by the

          Borrowers into real estate owned by the Borrowers. The Delinquency Report must segregate the information relating to the Pledged Mortgage Loans from other information.

               6.2(k) As soon as available and in any event within 45 days after the end of each calendar month, a report detailing all requests that the Borrowers repurchase Mortgage Loans from an Investor or out of an Eligible Mortgage Pool, the status of each such request, and any indemnification or similar agreement entered into by the Borrowers in connection with any such request.

               6.2(l) As soon as available and in any event within 15 days after the Investor distribution date of each security, reports detailing the performance as well as the actual cash flows of each outstanding residential mortgage securitization transaction for the Borrowers and the Parent, and their Affiliates, partnerships and Subsidiaries. Such reports must be sent directly to the Lender by the applicable servicer and/or applicable trustee.

               6.2(m) As soon as available and in any event within 15 days of receipt by the Borrowers and the Guarantor, any and all reports, notices and correspondence from regulatory agencies (except for redundant, routine, advance reminders) pertaining to any Borrower's compliance with applicable state and/or federal laws.

               6.2(n) Reports in respect of the Pledged Mortgages and Pledged Securities, in such detail and at such times as the Lender in its sole discretion may request at any time or from time to time.

               6.2(o) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Borrowers as the Lender may reasonably request.

          6.3 Maintenance of Existence; Conduct of Business. Preserve and
              ---------------------------------------------
     maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section 0 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining each of the Borrowers' eligibility as lender, seller/servicer and issuer described under Section 5.13 hereof; not engage in any business other than residential mortgage banking; and not change its name, state of incorporation or principal place of business, except to a location or jurisdiction within the United States, and only after Notice to the Lender.

          6.4 Compliance with Applicable Laws. Comply with the requirements of
              -------------------------------
     all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

          6.5 Inspection of Properties and Books. Permit authorized
              ----------------------------------
     representatives of the Lender or any Participant to discuss the business, operations, assets and financial condition of each of the Borrowers and their Subsidiaries with its officers and employees and to examine its books of account and make copies or extracts thereof, all at such reasonable times as the Lender or any Participant may request. The Borrowers will provide their respective accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any Participant or any authorized representatives of the Lender or any Participant may address to them in reference to the financial condition or affairs of the Borrowers and their Subsidiaries. The Lender or Participant shall give the Borrowers Notice of any meeting held in accordance with this authorization and an opportunity to have their representatives in attendance;

     provided, that the Lender shall not be liable for failure to give such Notice if any officer or director of any Borrower had actual knowledge of such meeting.

          6.6 Notice. Give prompt Notice to the Lender of (a) any action, suit
              ------
     or proceeding instituted by or against any of the Borrowers or any of their Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of $25,000, or any such proceedings threatened against the Borrowers, the Parent or any of their Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Borrowers, or any of their assets or any of their Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for 5 days, (d) the suspension, revocation or termination of the Borrowers' eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 0 hereof, (e) the transfer, loss or termination of any Servicing Contract to which any of the Borrowers are a party, or which is held for the benefit of the Borrowers, and the reason for such transfer, loss or termination, if known to the Borrowers, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Borrowers and their Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Borrowers or any of their Subsidiaries is a party or to which the Borrowers or any of their Subsidiaries, their properties, or assets may be subject.

          6.7 Payment of Debt, Taxes, etc. Pay and perform all obligations and
              ---------------------------
     indebtedness of the Borrowers, and cause to be paid and performed all obligations and indebtedness of their Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrowers or their

     Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrowers and their Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Borrowers or their Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created.

          6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage
              ---------
     impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 5.13 hereof, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies rated "A" or better by A.M. Best Company, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within 30 days after Notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Borrowers. Copies of such policies shall be furnished to the Lender without charge upon request of the Lender.

          6.9 Closing Instructions. Indemnify and hold the Lender harmless from
              --------------------
     and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Borrowers relating to any Mortgage Loan. The Lender shall have the right to pre-approve the closing instructions of the Borrowers to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Borrowers to be included as Collateral pursuant hereto.

          6.10 Subordination of Certain Indebtedness. For any indebtedness of
               -------------------------------------
     any of the Borrowers, that is incurred after the date of this Agreement, to any shareholder, director or officer of any of the Borrowers, or to any Affiliate of the Borrowers, of any Subsidiary of the Borrowers, or of the Parent (other than indebtedness to the Borrowers, the Parent or one of their consolidated Subsidiaries or indebtedness to First Union Corporation or its consolidated Subsidiaries, so long as they do not become an Affiliate of any Borrower or the Parent), and that has a term of more than 1 year or is in excess of $25,000, cause that indebtedness to be subordinated to all Obligations by the execution of a Subordination of Debt Agreement in the form of Exhibit F hereto and deliver to the Lender an
                              ---------
     executed copy of said Agreement, certified by the corporate secretary of the respective Borrower to be true, complete and in full force and effect.

          6.11 Other Loan Obligations. Perform all material obligations under
               ----------------------
     the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Borrowers are bound or to which any of their property is subject, and promptly notify the Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit J hereto is a true and complete list of all such lines of
             ---------
     credit or agreements as of the date hereof and the Borrowers hereby agree to give the Lender at least 20 days Notice before entering into any additional lines of credit or agreements.

          6.12 Use of Proceeds of Advances. Use the  proceeds of each Advance
               ---------------------------
     solely for the purpose set forth in Section 2.1(b) for Advances of that type.

          6.13 Special Affirmative Covenants Concerning Collateral.
               ---------------------------------------------------

               6.13(a) Warrant and defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

               6.13(b) Service or cause to be serviced all Mortgage Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Borrowers shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering the same. The Borrowers shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

               6.13(c) Execute and deliver to the Lender such Uniform Commercial Code financing statements with respect to the Collateral as the Lender may request. The Borrowers shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

               6.13(d) Notify the Lender within 2 Business Days of any default under, or of the termination of, any

          Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

               6.13(e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Borrowers will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than 3 Business Days prior to the mandatory delivery date thereof.

               6.13(f) Maintain, at its principal office or in a regional office approved by the Lender, or in the office of a computer service bureau engaged by the Borrowers and approved by the Lender, and, upon request, make available to the Lender the originals, or copies in any case where the originals have been delivered to the Lender or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Mortgage-backed Securities delivered to the Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

          6.14 Fannie Mae Tri-Party Agreement. Prior to the origination by the
               ------------------------------
     Borrowers of any Mortgage Loans for sale to Fannie Mae, enter into an agreement among any of the Borrowers, the Lender and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by the Borrowers to Fannie Mae to the Cash Collateral Account.

7.   NEGATIVE COVENANTS.

          The Borrowers hereby covenant and agree that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed, the Borrowers shall not, either directly or indirectly, without the prior written consent of the Lender:

          7.1 Contingent Liabilities. Assume, guarantee, endorse, or otherwise
              ----------------------
     become contingently liable for the obligation of any Person, except for guaranties related to the sale or financing of Mortgage Loans or existing on the Closing Date and disclosed to the Lender by that Closing Date by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

          7.2 Sale or Pledge of Servicing Contracts. Sell, pledge or grant a
              -------------------------------------
     security interest in any existing or future Servicing Contracts of the Borrowers other than to the Lender, except as otherwise expressly permitted in this Agreement, or omit to take any reasonable action required to keep substantially all of such Servicing Contracts in full force and effect; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on Mortgage Loans that are not Pledged Mortgages may be sold or pledged as collateral, subject to the other terms and conditions of this Agreement.

          7.3 Merger; Sale of Assets; Acquisitions. Liquidate, dissolve,
              ------------------------------------
     consolidate or merge, reorganize or sell any substantial part of their assets, or acquire any substantial part of the assets (other than Mortgage Loans and Mortgage-backed Securities) of another.

          7.4 Deferral of Subordinated Debt. Pay in advance of the stated
              -----------------------------
     maturity thereof any Subordinated Debt of the Borrowers or, if a Default or Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

          7.5 Loss of Eligibility. Take any action that would cause the
              -------------------
     Borrowers to lose all or any part of their status as an eligible lender, seller/servicer and issuer as described under Section 0 hereof.

          7.6  Required Equity Ratio. Permit the ratio at any date of
               ---------------------
     Shareholder Equity to Required Equity to be less than 1.0 to 1.0.

          7.7  Minimum Adjusted Tangible Net Worth. Permit Adjusted Tangible Net
               -----------------------------------
     Worth as of the last day of any month to be less than the sum of (i) $75,000,000, plus (ii) eighty percent (80%) of the purchase price for all capital stock issued by NFI and all contributions (by Persons other than NFI, its consolidated Subsidiaries or its unconsolidated Affiliates) to equity capital of NFI, its consolidated Subsidiaries or its unconsolidated Affiliates after February 11, 1999.

          7.8  Quarterly Losses and Negative Cash. So long as any Advances are
               ----------------------------------
     outstanding, permit NFI, the Parent and their Subsidiaries, when calculated on a consolidated basis, to have total losses or negative cash net income (GAAP net income adjusted for noncash revenue and expenses) in 2 consecutive Calendar Quarters, beginning with the Calendar Quarter of January through March, 2000.

          7.9  Transactions with Affiliates. Directly or indirectly (a) make any
               ----------------------------
     loan, advance, extension of credit or capital contribution to any Affiliate that is not a Borrower, the Parent, or one of their consolidated Subsidiaries, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of any such Affiliate, (c) merge or consolidate with or purchase or acquire assets from any such Affiliate, or
     (d) pay management fees to or on behalf of any such Affiliate.

          7.10 Acquisition of Recourse Servicing Contracts. Acquire Servicing
               -------------------------------------------
     Contracts under which the Borrowers are obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans.

          7.11 Gestation Facilities. Directly or indirectly sell or finance
               --------------------
     Pledged Mortgages under any Gestation Agreements.

          7.12 Special Negative Covenants Concerning Collateral
               ------------------------------------------------

               7.12(a) Amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged Securities.

               7.12(b) Assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

               7.12(c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

8.   DEFAULTS; REMEDIES.

          8.1  Events of Default.  The occurrence of any of the following
               -----------------
     conditions or events shall be an event of default ("Event of Default"):

               8.1(a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within 10 days after the due date; or failure to pay, within any applicable grace period, any other Obligations of the Borrowers due the Lender; or

               8.1(b) Failure of the Borrowers, the Guarantor or any of their Subsidiaries to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation within any period of grace provided; breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Borrowers, the Guarantor or their Subsidiaries in the aggregate amount of $500,000 or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

               8.1(c) Failure of the Borrowers to perform or comply with any term or condition applicable to it contained in Sections 0, 0, 0 and
          6.14 or in any Section of Article 7 of this Agreement; or

               8.1(d) Any of the Borrowers' representations or warranties made or deemed made herein or in any other Loan Document (other than the representations and warranties set forth in Section 5.15 hereof), or in any statement or certificate at any time given by the Borrowers in writing pursuant hereto or thereto shall be inaccurate or incomplete in any material respect on the date as of which made or deemed made; or

               8.1(e) The Borrowers shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in Subsections 0, 0 or 0 and such default shall not have been remedied or waived within 30 days after the earliest of (i) receipt by the Borrowers of Notice from the Lender of such default, (ii) receipt by the Lender of Notice from the Borrowers of such default, or (iii) the date the Borrowers should have notified the Lender of such default pursuant to Section 0(c); or

               8.1(f) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Borrowers, any Subsidiary of the Borrowers or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Borrowers, any Subsidiary of the Borrowers or the

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

          Guarantor now or hereafter in effect, which decree or order is not stayed; the Borrowers, any Subsidiary of the Borrowers or the Guarantor shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Borrowers, any Subsidiary of the Borrowers or the Guarantor has occurred; or any other similar relief shall be granted under any applicable federal or state law; or
          (2) the filing of an involuntary case in respect of the Borrowers, any Subsidiary of the Borrowers or the Guarantor under any applicable bankruptcy, insolvency or other similar law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrowers, any Subsidiary of the Borrowers or of the Guarantor, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the Borrowers, any Subsidiary of the Borrowers or the Guarantor for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrowers, any Subsidiary of the Borrowers or the Guarantor, and the continuance of any such events in Subsection (2) above for 60 days unless dismissed, bonded off or discharged; or

               8.1(g) The Borrowers, any Subsidiary of the Borrowers or the Guarantor shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Borrowers, any Subsidiary of the Borrowers or the Guarantor of any assignment for the benefit of creditors; or the inability or failure of the Borrowers, any Subsidiary of the Borrowers or the Guarantor, or the admission by the Borrowers, any Subsidiary of the Borrowers or the Guarantor in writing of its inability, to pay its debts as such debts become due; or

               8.1(h) Failure of the Borrowers to perform any contractual obligations which it may have to repurchase Mortgage Loans, if such obligations in the aggregate exceed $1,000,000; or

               8.1(i) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $100,000 shall be entered or filed against the Borrowers or any of their Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

               8.1(j) Any order, judgment or decree shall be entered against the Borrowers decreeing the dissolution or split up of the Borrowers and such order shall remain undischarged or unstayed for a period in excess of 20 days; or

               8.1(k) Any Plan maintained by the Borrowers or any of their Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Borrowers' liability or any such Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than $100,000 (or in the case of a termination involving the Borrowers or any of their Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

               8.1(l) The Borrowers or any of their Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from

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     such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $100,000; or

              8.1(m) The Borrowers or the Guarantor shall purport to disavow its obligations hereunder or under the Guaranty, as the case may be, or shall contest the validity or enforceability hereof or of the Guaranty; or the Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within 10 days of the date of such impairment; or

              8.1(n) (a) The Parent shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Parent or of or relating to all or substantially all of its property, or (b) a decree or order of a court or agency or supervisory authority having jurisdiction over the Parent for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding up or liquidation of its affairs, shall have been entered against the Parent, or (c) the Parent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

              8.1(o) Any change in the control of NFI, any material change in ownership of NCI and NMI as wholly-owned Subsidiaries of the Parent and any change in ownership of the Parent with respect to the current ownership by
     W. Lance Anderson, Scott F. Hartman and

     NFI, without the Lender's prior consent, which it may withhold for any reason or for no reason; or

           8.1(p) Scott F. Hartman shall cease to be the Chairman of the Board of Directors and CEO of NFI, and W. Lance Anderson shall cease to be the President and COO of NFI; or

           8.1(q) Any Lien for any taxes, assessments or other governmental charges (i) is filed against the Borrowers or any of their property, or is otherwise enforced against the Borrowers or any of their property, or (ii) obtains priority that is equal or greater than the priority of the Lender's security interest in any of the Collateral; or

           8.1(r) A material adverse change occurs in the business condition (financial or otherwise), operations, properties or prospects of the Borrowers and Guarantor, as a whole, or in the ability of the Borrowers to repay the Obligations.

     8.2   Remedies
           --------

           8.2(a) Upon the occurrence of any Event of Default described in Sections 0 or 0, the Commitment shall be terminated and the unpaid principal amount of and accrued interest on the Note and all other Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Borrowers.

           8.2(b) Upon the occurrence of any Event of Default, other than those described in Sections 0 and 0, the Lender may, by Notice to the Borrowers, terminate the Commitment and/or declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

           8.2(c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

                 (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for hereunder.

                 (2) Notify all obligors in respect of Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                 (3) Act, or contract with a third party to act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Servicing Contracts and Purchase Commitments related to the Collateral, such third party's fees to be paid by the Borrowers.

                 (4) Require the Borrowers to assemble the Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

                 (5) Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process; and obtain access to the

     Borrowers' data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

          (6) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

          (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Borrowers not less than 10 days' notice of any such public sale or of the date after which any private sale may be held. The Borrowers agree that 10 days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The

            Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge of and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

                 (8) Proceed against the Borrowers on the Note or against the
            Guarantor under the Guaranty or both.

            8.2(d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Borrowers hereby waive (to the extent permitted by law) any claims they may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of Collateral arranged by the Borrowers, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercially reasonable manner.

            8.2(e) The Borrowers acknowledge that Mortgage Loans and Mortgage-backed Securities are collateral of a type which is customarily sold on a recognized market. The Borrowers waive any right it may have to prior notice of the sale of any Pledged Mortgage or Pledged Security, and agrees that the Lender may purchase any Pledged Mortgages or Pledged Securities at a private sale of such Collateral.

            8.2(f) The Borrowers specifically waive and release (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or

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

     appraisal which the Borrowers have or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Borrowers against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

           8.2(g) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

           8.2(h) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Borrowers to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

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

                 8.2(i) The Lender is hereby granted a license or other right to use, without charge, the Borrowers' computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Borrowers' rights under all licenses and all other agreements related to the foregoing shall inure to the Lender's benefit until the Obligations are paid in full.

           8.3 Application of Proceeds. The proceeds of any sale, disposition or
               -----------------------
     other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender to the Obligations in such order as the Lender, in its sole and absolute discretion, will determine.

           If the proceeds of any sale, disposition or other enforcement are insufficient to cover the costs and expenses of the sale, and the payment in full of all Obligations, the Borrowers will remain liable for any deficiency.

           8.4 Lender Appointed Attorney-in-Fact. The Lender is hereby appointed
               ---------------------------------
     the attorney-in-fact of the Borrowers, with


                    (END OF PAGE INTENTIONALLY LEFT BLANK)
     full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Borrowers or in its own name, to endorse all Pledged Mortgages or Pledged Securities payable to the order of the Borrowers, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or to receive, endorse and collect all checks made payable to the order of the Borrowers representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

           8.5 Right of Set-Off. If the Borrowers shall default in the
               ----------------
     payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Lender shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit or the account of the Borrowers against and on account of the Obligations of the Borrowers under the Note and this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said Obligations shall have matured.

9.   NOTICES.

           All notices, demands, consents, requests, disclosures and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt, addressed as follows:

           if to one or more        NovaStar Financial, Inc.
           of the Borrowers,        NovaStar Mortgage, Inc.
           a single copy sent       NovaStar Capital, Inc.
           to:                      1901 West 47th Place, Suite 106
                                    Westwood, KS  66205
                                    Telecopier No.: (913) 514-3515

           if to the Lender:        Residential Funding Corporation
                                    440 Sawgrass Corp. Parkway
                                    Suite 204
                                    Sunrise, Florida  33325
                                    Attention: Gary Shev, Director
                                    Telecopier No.: (310) 390-6919

10.  REIMBURSEMENT OF EXPENSES; INDEMNITY.

     The Borrowers shall: (a) pay a documentation production fee of Ten Thousand Dollars ($10,000) in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as the Lender may require and all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (c) indemnify, pay, and hold harmless the Lender and any holder of the Note from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless the Lender and any of its officers, directors, employees

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

or agents and any subsequent holder of the Note (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Note, or any other Loan Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided, however, that the Borrowers shall have no obligation hereunder to the extent that the Indemnified Liabilities arise from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of the Borrowers contained in this Subsection (d) shall survive the expiration or termination of this Agreement and the payment in full of the Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.  FINANCIAL INFORMATION.

          All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for the last fiscal year ended (except to the extent otherwise required to conform to good accounting practice).

12.  MISCELLANEOUS.

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

           12.1 Terms Binding Upon Successors; Survival of Representations.
                ----------------------------------------------------------
     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Borrowers shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding or there remain any Obligations to be paid or performed.

           12.2 Assignment. This Agreement cannot be assigned by the Borrowers.
                ----------
     This Agreement and the Note, along with the Lender's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Lender, and any assignee thereof may enforce this Agreement, the Note and its security interest in the Collateral so assigned.

           12.3 Amendments. Except as otherwise provided in this Agreement,
                ----------
     this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

           12.4 Governing Law. This Agreement and the other Loan Documents
                -------------
     shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

           12.5 Participations. The Lender may at any time sell, assign or
                --------------
     grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Borrowers agree that each disposition will give rise to a debtor-creditor relationship of the Borrowers to the Participant, and the Borrowers authorize each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Borrowers which may be in the hands of such Participant. The Borrowers authorize the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Borrowers, this Agreement and the Collateral.

           12.6 Relationship of the Parties. This Agreement provides for the
                ---------------------------
     making of Advances by the Lender, in its capacity as a lender, to the Borrowers, in their capacity as borrowers, and for the payment of interest, repayment of principal by the Borrowers to the Lender, and for the payment of certain fees by the Borrowers to the Lender. The relationship between the Lender and the Borrowers is limited to that of creditor/secured party, on the one hand, and debtors, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Borrowers, as permitting or obligating the Lender to control the Borrowers or to conduct the Borrowers' operations, as creating any fiduciary obligation on the part of the Lender to the Borrowers, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Borrowers acknowledge that they have had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Borrowers further acknowledge that they are experienced with respect to financial and credit matters and have made their own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

           12.7 Severability. If any provision of this Agreement shall be
                ------------
     declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

           12.8 Operational Reviews. From time to time upon request, the
                -------------------
     Borrowers shall permit the Lender or its representative access to its premises and records, for the purpose of conducting a review of the Borrowers' general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial and operational aspects of the Borrowers' business.

           12.9 Consent to Jurisdiction. The Borrowers hereby agree that any
                -----------------------
     action or proceeding under the Loan Documents, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Borrowers by first class registered or certified mail, return receipt requested, addressed to the Borrowers at their address last known to the Lender. The Borrowers agree that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in the Hennepin County State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Borrowers hereby waive any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction or court.

           12.10 Counterparts. This Agreement may be executed in any number
                 ------------
     of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

           12.11 Entire Agreement. This Agreement, the Note and the other
                 ----------------
     Loan Documents represent the final agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and may not be contradicted by evidence of prior or contemporaneous oral agreements among such parties. There are no oral agreements among the parties with respect to the subject matter hereof and thereof.

           12.12 WAIVER OF JURY TRIAL. THE BORROWERS AND THE LENDER EACH HEREBY
                 --------------------
     (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THE LENDER AND THE BORROWERS EACH GIVES THIS WAIVER OF RIGHT TO JURY TRIAL KNOWINGLY AND VOLUNTARILY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE BORROWERS AND THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER AND THE BORROWERS ARE EACH HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE BORROWERS AND THE LENDER EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     NOVASTAR FINANCIAL, INC.,
                                     a Maryland corporation


                                     By:________________________________

                                     Its:_______________________________

                                     NOVASTAR MORTGAGE, INC.,
                                     a Virginia corporation


                                     By:________________________________

                                     Its:________________________________

                                     NOVASTAR CAPITAL, INC.,
                                     a Delaware corporation


                                     By:_________________________________

                                     Its:________________________________

                                     RESIDENTIAL FUNDING CORPORATION,
                                     a Delaware corporation


                                     By:_________________________________

                                     Its:  Director


STATE OF _______________   )
                           ) ss
COUNTY OF ______________   )

         On ______________________, 1999, before me, a Notary Public, personally appeared __________________________________, the of NOVASTAR FINANCIAL, INC., a
Maryland corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.


                                         Notary Public
       (SEAL)                            My Commission Expires:

STATE OF _______________   )
                           ) ss
COUNTY OF ______________   )

       On _______________________, 1999, before me, a Notary Public, personally appeared ____________________________, the of NOVASTAR MORTGAGE, INC., a Virginia corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                        Notary Public
     (SEAL)                             My Commission Expires:

STATE OF _______________   )
                           ) ss
COUNTY OF ______________   )

       On ______________________, 1999, before me, a Notary Public, personally appeared _____________________________, the of NOVASTAR CAPITAL, INC., a
Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                        Notary Public
     (SEAL)                             My Commission Expires:

STATE OF _______________   )
                           ) ss
COUNTY OF ______________   )

       On  ________________________, 1999, before me, a Notary Public, personally appeared _____________________________, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                            Notary Public
  (SEAL)                                    My Commission Expires:

                                                                    EXHIBIT I-SF

                             OFFICER'S CERTIFICATE


         Reference is made to that certain Warehousing Credit and Security Agreement (Single Family Mortgage Loans) between NOVASTAR FINANCIAL, INC., a Maryland corporation ("NFI"), NOVASTAR MORTGAGE, INC., a Virginia corporation ("NMI"), and NOVASTAR CAPITAL, INC., a Delaware corporation ("NCI") (NFI, NMI and NCI are hereinafter collectively referred to as the "Borrowers") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), dated as of December 29, 1999 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the "Agreement"). All capitalized terms used herein and all Section numbers given herein refer to those terms and Sections set forth in the Agreement. This Officer's Certificate is submitted to the Lender pursuant to Section 0 of the Agreement.

         The undersigned hereby certifies to the Lender that as of the close of business on ____________________, 19______ ("Statement Date",) and with respect to the Borrowers and their Subsidiaries on a consolidated basis:

1. I am the chief financial officer of each Borrower, and my current title at each of Borrowers is.

         -----------------------------------------------------------------------

2. As illustrated in the attached calculations supporting this Officer's Certificate, the Borrowers met the covenants set forth in Sections 0, 0, 0 and 0, or if the Borrowers did not meet any of such covenants, a detailed explanation is attached setting forth the nature and period of the existence of the Default and the action the Borrowers have taken, are taking, and propose to take with respect thereto.

3. No Servicing Contracts have been sold or pledged by the Borrowers except as permitted under the terms of the Agreement.

4.       No recourse Servicing Contracts have been acquired by the Borrowers.

5. No payments in advance of the scheduled maturity date have been made with respect to any Subordinated Debt. The

         Borrowers have incurred no Debt required to be subordinated pursuant to
         Section 0.

6. The Borrowers were in compliance with the applicable HUD, Ginnie Mae or Investor net worth requirements, and in good standing with VA, HUD, Ginnie Mae and each Investor.

7. The representation set forth in Section 0 of the Agreement is true and correct as of the date of this Officer's Certificate, or, if such representation is not true and correct as of such date, the nature of the problem and the action the Borrowers have taken, are taking and propose to take with respect thereto are specified in the statement attached hereto.

8. I have reviewed the terms of the Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrowers (and, if applicable, their Subsidiaries) and such review has not disclosed the existence, and I have no knowledge of the existence, of any Default or Event of Default, or if any Default or Event of Default existed or exists, a detailed explanation is attached specifying the nature and period of the existence of the Default and the action the Borrowers have taken, are taking and propose to take with respect thereto.

9. Pursuant to Section 6.2 of the Agreement, enclosed are the financial statements of the Borrowers as of the Statement Date. The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of the Borrowers (and, if applicable, their Subsidiaries) as of the Statement Date.



                                                  ______________________________

                                                  Name:_________________________

                                                  Title:________________________

Dated:

                 CALCULATIONS SUPPORTING OFFICER'S CERTIFICATE

Borrower Names:   NOVASTAR FINANCIAL, INC., NOVASTAR MORTGAGE, INC., and
                  NOVASTAR CAPITAL, INC. and its Subsidiaries

Statement Date:

All financial calculations set forth herein are as of the Statement Date.

I.       MINIMUM ADJUSTED TANGIBLE NET WORTH

         Adjusted Tangible Net Worth:

         Shareholder equity:                                                $

         Adjustments:

         Combined intangible assets - organizational costs:                 $
         Receivables from directors, officers and shareholders:             $
         Combined reserve for credit losses:                                $
         Combined deferred debt issuance costs:                             $
         Combined net unrealized gain on available-for-sale
           securities:                                                      $
         Combined net unrealized loss on available-for-sale
           securities:                                                      $
         Any assets unacceptable to the Lender:                             $

         Adjusted Tangible Net Worth:                                       $

         Minimum Adjusted Tangible Net Worth:*                              $

         Adjusted Tangible Net Worth in excess of [less than] minimum:      $

         Certain notes to stockholders/officers are deducted directly from stockholders' equity.

         * Previous minimum adjusted tangible net worth: $ 80% of net proceeds from stock issuance and contributions to equity capital since February 11, 1999 or previous Officer's Certificate, whichever is later:
                                                                            $

              Minimum Adjusted Tangible Net Worth:                          $

                                                                       EXHIBIT A

                                PROMISSORY NOTE
                                ---------------


$50,000,000                                             Date:  December 29, 1999


         FOR VALUE RECEIVED, the undersigned, NOVASTAR FINANCIAL, INC., a Maryland corporation, NOVASTAR MORTGAGE, INC., a Virginia corporation, and NOVASTAR CAPITAL, INC., a Delaware corporation (individually, a "Co-Borrower" and collectively, hereinafter called the "Borrowers"), hereby promise to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437, or at such other place as the Holder may designate from time to time, the principal sum of Fifty Million Dollars ($50,000,000) or so much thereof as may be outstanding from time to time pursuant to the Warehousing Credit and Security Agreement described below, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rates and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

         This Note is given to evidence an actual warehouse line of credit in the above amount and is the Note referred to in that certain Warehousing Credit and Security Agreement (the "Agreement") dated the date hereof between the Borrowers and the Lender, as the same may be amended or supplemented from time to time, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

         This Note may be prepaid in whole or in part at any time without premium or penalty.

         Should this Note be placed in the hands of attorneys for collection, the Borrowers agree to pay, in addition to principal and interest, fees and charges due under the Agreement, any and all costs of collecting this Note, including reasonable attorneys' fees and expenses.


         The Borrowers hereby waive demand, notice, protest and presentment.

         The promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of each Co-Borrower and shall constitute the joint and several obligation of each Co-Borrower and shall be fully binding upon and enforceable against each Co-Borrower. The release of any party to this Note shall not affect or release the joint and several liability of any other party. The Lender may at its option enforce this Note against one or more of the Co-Borrowers, and the Lender shall not be required to resort to enforcement against each Co-Borrower. Further, the failure to proceed against or join each Co-Borrower shall not affect the joint and several liability of each Co-Borrower.

         This Note shall be construed and enforced in accordance with the laws of the State of Minnesota, without reference to its principles of conflicts of law.

         IN WITNESS WHEREOF, the Borrowers have executed this Note as of the day and year first above written.


                                        NOVASTAR FINANCIAL, INC.,
                                        a Maryland corporation


                                        By: __________________________________

                                        Its:__________________________________


                                        NOVASTAR MORTGAGE, INC.,
                                        a Virginia corporation


                                        By:__________________________________

                                        Its:_________________________________


                                        NOVASTAR CAPITAL, INC.,
                                        a Delaware corporation

                                        By:__________________________________

                                        Its:_________________________________




STATE OF _______________   )
                              ) ss
COUNTY OF ______________   )

         On _____________, _____________, before me, a Notary Public, personally appeared _____________, the __________ of NOVASTAR FINANCIAL, INC., a Maryland corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.


                              Notary Public
  (SEAL)             My Commission Expires:


STATE OF _______________   )
                              ) ss
COUNTY OF ______________   )

         On ___________, _____________, before me, a Notary Public, personally appeared _____________, the ______________ of NOVASTAR MORTGAGE, INC., a Virginia corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                        Notary Public
  (SEAL)                        My Commission Expires:

STATE OF _______________   )
                              ) ss
COUNTY OF ______________   )

         On ____________, __________, before me, a Notary Public, personally appeared __________________, the ____________ of NOVASTAR CAPITAL, INC., a
Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.




                                        Notary Public
  (SEAL)                       My Commission Expires:

EXHIBIT B

                                       GUARANTY
                                       --------

         THIS GUARANTY, made and entered into as of this 29th day of December 1999, by NFI HOLDING CORPORATION (the "Guarantor"), to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

                                       RECITALS
                                       --------

         A. NOVASTAR FINANCIAL, INC., a Maryland corporation ("NFI"), NOVASTAR MORTGAGE, INC., a Virginia corporation ("NMI"), and NOVASTAR CAPITAL, INC., a Delaware corporation ("NCI") (NFI, NMI and NCI are hereinafter collectively referred to as the "Borrowers") and the Lender have agreed that the Lender will extend a warehouse line of credit to the Borrowers in the principal amount of Fifty Million Dollars ($50,000,000) (the "Loan") to finance the making and purchasing of Mortgage Loans.

         B. The Loan is evidenced by a Promissory Note, dated of even date herewith from the Borrowers to the Lender, as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Promissory Note (the "Note") and by a Warehousing Credit and Security Agreement of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such agreement (the "Agreement").

         C. The Guarantor is the Parent of NMI and NCI, an Affiliate of NFI and will derive benefit from the Loan.

         D. As a condition to making the Loan, the Lender has required that the Guarantor execute and deliver this Guaranty. In order to induce the Lender to make Advances under the Agreement, and to accept the Notes and the Agreement, the Guarantor has agreed to give this Guaranty.

         E. The Lender has refused to make Advances under the Agreement unless this Guaranty is executed by the Guarantor and delivered to Lender.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby covenants and agrees with the Lender as follows:

         1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

         2. The Guarantor hereby irrevocably, unconditionally and absolutely guarantees to the Lender the due and prompt payment, and not just the collectibility, of the principal of, and interest, fees and late charges and all other indebtedness, if any, on the Notes when due, whether at maturity, by acceleration or otherwise all at the times and places and at the rates described in, and otherwise according to the terms of the Notes and the Agreement, whether now existing or hereafter created or arising.

         3. The Guarantor further hereby irrevocably, unconditionally and absolutely guarantees to the Lender the due and prompt performance by the Borrowers of all duties, agreements and obligations of the Borrowers contained in the Note and the Agreement, and the due and prompt payment of all costs and expenses incurred, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses), in enforcing the payment and performance of the Notes and the Agreement and this Guaranty (the payment and performance of the items set forth in Paragraphs 2 and 3 of this Guaranty are collectively referred to as the "Guaranteed Debt").

         4. In the event the Borrowers shall at any time fail to pay the Lender any principal of or interest on or other sums constituting any Guaranteed Debt when due, whether by acceleration or otherwise, the Guarantor promises to pay such amount to the Lender forthwith, together with all collection costs and expenses, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses). Any sum required to be paid by the Guarantor to the Lender pursuant to this Guaranty shall bear interest from the date such sum becomes due until paid at a per annum rate equal to the Default Rate.

         5. The Guarantor hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Guarantor then in the possession of Lender, or standing to the credit of the Guarantor, to the payment of such Guaranteed Debt.

         6. The Guarantor does hereby (a) agree to any modifications of any terms or conditions of any Guaranteed Debt and/or to any extensions or renewals of time of payment or performance by the Borrowers; (b) that it shall not be necessary for the Lender to resort to legal remedies against the Borrowers before proceeding hereunder, nor to take any action against any other Person obligated (an "Obligor") for payment or performance of the Guaranteed Debt or against any collateral for the Guaranteed Debt before proceeding against the Guarantor; (c) agree that no release of the Borrowers or any other guarantor or Obligor, and no release, exchange or nonperfection of any collateral for the Guaranteed Debt, whether by operation of law or by any act or failure to act by the Lender, with or without notice to the Guarantor, shall release the Guarantor; (d) waive presentment, demand, notice of demand, dishonor, notice of dishonor, protest, and notice of protest and any other notice with respect to any Guaranteed Debt and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon and/or in giving any notice to or making any claim or demand hereunder upon the Guarantor; (e) waive any defense arising by reason of any disability or other defense of the Borrowers for payment of the Guaranteed Debt or any part thereof or by reason of the cessation from any cause whatsoever of the liability of the Borrowers therefor other than full payment of the Guaranteed Debt; or (f) waive, to the extent permitted by law, all benefit of valuation, appraisement, and exemptions under the laws of the State of Minnesota or any other state or territory of the United States.

         7. The obligations of the Guarantor hereunder shall be primary, absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) the genuineness, validity, regularity or enforceability of, or any amendment or change in the Agreement or the Notes, or any change in or extension of the manner, place or terms of payment of, all or any portion of the Guaranteed Debt; (b) the taking or failure to take any action to enforce the Agreement or the Notes, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by the Lender of any provisions of the Agreement or the Notes; (c) any impairment, modification, change, release or limitation in any manner of the liability of the Borrowers or their estate in bankruptcy, or of any remedy for the enforcement of the Borrowers' liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of the Borrowers; (d) the merger or consolidation of the Borrowers, or any sale or transfer by the Borrowers of all or part of its assets or property; (e) any claim the Guarantor may have against any other Obligor, including any claim of contribution; (f) the release, in whole or in part, of any other guarantor (if more than one), the Borrowers or any other Obligor; (g) any settlement or compromise with any Obligor with respect to any Guaranteed Debt and/or the subordination of the payment of the Guaranteed Debt or any part thereof to the payment of any other debts or claims which may at any time be due and owing to the Lender and/or any other Person; or
(h) any other action or circumstance which (with or without notice to or knowledge of the Guarantor) may or might in any manner or to any extent vary the risks of the Guarantor hereunder or otherwise constitute a legal or equitable discharge or defense, it being understood and agreed by the Guarantor that the obligations under this Guaranty shall not be discharged except by the full payment and performance of the Guaranteed Debt.

         8. The Lender shall have the right to determine how, when and what application of payments and credits, if any, whether derived from the Borrowers or from any other source, shall be made on the Guaranteed Debt and any other indebtedness owed by the Borrowers and/or any other Obligor to the Lender. The Lender shall be under no obligation to marshal any assets in favor of the Guarantor or in payment of all or any part of the Guaranteed Debt.

         9. The obligations of the Guarantor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time the performance or the payment, as the case may be, in whole or in part, of any of the Guaranteed Debt is rescinded or must otherwise be restored or returned by the Lender (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers, the Guarantor or any other person or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrowers, the Guarantor or any other person, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to this Guaranty or any Guaranteed Debt shall at such time be prevented by reason of the pendency against the Guarantor or the Borrowers or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, this Guaranty and such obligations shall be deemed to have been declared in default or accelerated with the same effect as if this Guaranty and such obligations had been declared in default and accelerated in accordance with their respective terms and the Guarantor shall forthwith perform or pay, as the case may be, as required hereunder in accordance with the terms hereunder without further notice or demand.

         10. The Guarantor hereby irrevocably waives any claim or other rights that the Guarantor may now or hereafter acquire against the Borrowers that arises from the existence, payment, performance or enforcement of the Guarantor's obligations hereunder, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Lender against the Borrowers or any collateral that the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrowers directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Debt shall not have been paid and performed in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Debt, whether matured or unmatured. Notwithstanding the blanket waiver of subrogation rights as set forth above, the Guarantor hereby specifically acknowledges that any subrogation rights which the Guarantor may have against the Borrowers or any collateral that the Lender now has or hereafter acquires may be destroyed by a nonjudicial foreclosure of the collateral. Without limiting the foregoing, the Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Debt, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise. The Guarantor acknowledges that the Guarantor will receive direct and indirect benefits from the arrangements contemplated by the Agreement and the Notes and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.

         11. No postponement or delay on the part of the Lender in the enforcement of any right hereunder shall constitute a waiver of such right and all rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Lender in any other agreement or by law.

         12. If any provision hereof shall be or shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed.

         13. This Guaranty shall be governed in all respects by the laws of the State of Minnesota, other than its principles of conflicts of law, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

         14. The Guarantor hereby agrees that any action or proceeding under this Guaranty may be commenced against the Guarantor in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Guarantor by first class registered or certified mail, return receipt requested, addressed to the Guarantor at the Guarantor's address last known to the Lender. The Guarantor agrees that any such suit, action or proceeding arising out of or relating to this Guaranty may be instituted in the District Court of Hennepin County, Minnesota or in the United States District Court for the District of Minnesota, at the option of the Lender; and the Guarantor hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any such court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction or court.


         15. The Guarantor hereby represents and warrants to the Lender as follows:

         (a) Organization and Qualification. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Guarantor is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities, or both, makes such qualification necessary.

         (b) Authority and Authorization. The Guarantor has full corporate power and authority to execute, deliver and carry out the provisions of this Guaranty and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

         (c) Financial Statements. All financial statements and data which have heretofore been given to the Lender with respect to the Guarantor fairly and accurately represent the financial condition of the Guarantor as of the date hereof, and, since the date thereof, there has been no material adverse change in the financial condition of the Guarantor. The Guarantor shall promptly deliver to the Lender, or to the Borrowers in time for the Borrowers to deliver the same to the Lender, all financial statements and tax returns of the Guarantor required by the Agreement.

         (d) Address. The address of the Guarantor as specified below is true and correct and until the Lender shall have actually received a written notice specifying a change of address and specifically requesting that notices be issued to such changed address, the Lender may rely on the address stated as being accurate.

         (e) No Default. The Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, in the payment of any material debt for borrowed money or under any material agreement evidencing or securing any such debt.

         (f) Solvent. The Guarantor is now solvent, and no bankruptcy or insolvency proceedings are pending or to the best of the Guarantor's knowledge contemplated by or against the Guarantor.

         (g) Relationship to the Borrowers. The value of the consideration received and to be received by the Guarantor is reasonably worth at least as much as the liability and obligation of the Guarantor incurred or arising under this Guaranty. The Guarantor has had full and complete access to the Agreement and the Notes and all other loan documents relating to the Obligations and the Guaranteed Debt, has reviewed them and is fully aware of the meaning and effect of their contents. The Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. The Guarantor has adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers' financial condition, and is not depending on the Lender to provide such information, now or in the future. The Guarantor agrees that the Lender shall not have any obligation to advise or notify the Guarantor or to provide the Guarantor with any data or information. The execution and delivery of this Guaranty is not given in consideration of (and the Lender has not in any way implied that the execution of this Guaranty is given in consideration of) the Lender's making, extending or modifying any loan to the Guarantor or to any other financial accommodation to or for the Guarantor.

         (h) Litigation. There is not now pending against or affecting the Guarantor, nor to the knowledge of the Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition of the Guarantor.

         (i) Taxes. The Guarantor has filed all federal, state, provincial, county, municipal and other income tax returns required to have been filed by the Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by the Guarantor, and the Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes.

         16. Neither the death nor the release of any person or party to this Guaranty or any other guaranties of the Agreement and the Notes shall affect or release the liability of the Guarantor. The obligations of the Guarantor hereunder shall be in addition to any obligations of the Guarantor under any other guaranties of the Guaranteed Debt and/or any obligations of the Borrowers or any other Persons heretofore given or hereafter to be given to the Lender, and this Guaranty shall not affect or invalidate any such other guaranties. The liability of the Guarantor to the Lender shall at all times be deemed to be the aggregate liability of the Guarantor under the terms of this Guaranty and of any other guaranties heretofore or hereafter given by the Guarantor to the Lender.

         17. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Guarantor shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

         18. All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve upon or give to any other shall, whether or not so state, be in writing, and if not so in writing shall not be deemed to have been given, and be either personally served, sent by reputable overnight courier service, or sent with return receipt requested by registered or certified mail with postage (including registration or certification charges) prepaid, sent to the following address:

               (a) If to the Guarantor, addressed to the address indicated immediately following the Guarantor's signature;

               (b) If to the Lender, addressed to the Lender at its address at 440 Sawgrass Corp. Parkway, Suite 204, Sunrise, Florida 33325,
         Attention: Gary Shev, Director.

Such addresses may be changed from time to time by written notice to the other parties given in the same manner. Any matter so served upon or sent to the Guarantor or the Lender in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) upon personal delivery, if personally delivered, (ii) on the date following delivery to the courier service, if sent by courier service, (iii) upon electronic confirmation of receipt, if sent by facsimile, and (iv) on the date of receipt as noted on the return receipt, if sent by registered or certified mail, except that notices of changes of address shall not be effective until actual receipt.

         19. Any indebtedness of the Borrowers now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrowers to the Lender, and such indebtedness of the Borrowers to the Guarantor shall, if the Lender so requests, be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the indebtedness of the Borrowers to the Lender, but without reducing or limiting in any manner the liability of the Guarantor under the other provisions of the Guaranty. The Guarantor acknowledges that, with respect to the indebtedness guaranteed hereunder, the Guarantor has irrevocably waived all rights to subrogation, reimbursement, and/or indemnification against the Borrowers

         20. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No agreement or understanding entered into prior to the date hereof with respect to the subject matter hereof shall be binding upon the Guarantor unless expressed herein. No course of prior dealings between the Guarantor and the Lender, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

         21.   Time  is of  the  essence hereof.

         22. THE GUARANTOR, BY ITS EXECUTION AND DELIVERY HEREOF, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES ANY RIGHT TO TRIAL BY JURY

FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE GUARANTOR AND BY THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS WAIVER TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, INCLUDING THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE GUARANTOR OR ITS REPRESENTATIVES OR AGENTS THAT THE LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty with the intent to be legally bound as of the date first above written.



                                   NFI HOLDING CORPORATION,
                                   a Delaware corporation

                                   By:_____________________________________

                                   Its:____________________________________

                                   Address:________________________________
                                   ________________________________________
                                   Telephone No.:__________________________
                                   Telecopier No.:_________________________
                                   Federal Tax ID No.:_____________________


STATE OF _______________   )
                              ) ss
COUNTY OF ______________   )

         On ___________, 19____, before me, a Notary Public, personally appeared ______________, the ____________ of NFI HOLDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.



                                          Notary Public
  (SEAL)                           My Commission Expires:

                                                                       EXHIBIT M

                                ELIGIBLE LOANS
                                --------------

For the purposes hereof, the following terms shall have the following meanings:

          "Aged Mortgage Loan" means a First Mortgage Loan which has exceeded
           ------------------
     the maximum Warehouse Period for the type of Eligible Mortgage Loan.

          "Appraised Value" means, with respect to an interest in real property
           ---------------
     the then current fair market value of the real property and any improvements thereon as of a recent date determined in accordance with accepted methods of appraising by qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

          "Credit Score" means a mortgagor's overall consumer credit rating,
           ------------
     represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to the Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan.

          "GMAC-RFC Client Guide" means the applicable loan purchase guide
           ---------------------
     issued by RFC, as the same may be amended or replaced.

          "Government Mortgage Loan" means a closed-end First Mortgage Loan that
           ------------------------
     is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage Loan) or VA guaranteed.

          "Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a)
           -------------------
     the maximum amount available to be borrowed thereunder (whether or not borrowed) at the time of origination plus the Mortgage Note Amounts of all
                                          ----
     other Mortgage Loans secured by the related improved real property, to (b) the Appraised Value of the related improved real property.

          "RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase
           -----------------
     Commitment issued by RFC.

          "Seasoned Mortgage Loan" means a First Mortgage Loan which was closed
           ----------------------
     more than 90 days prior to the date of the requested Advance, which Mortgage Loan shall not (A) have a colorable claim of fraud made by any Person involved in the origination, servicing or sale of such Mortgage Loan, (B) be in the process of foreclosure, or (C) have a loan to value ratio of greater than 90%.

          "Third Party Originated" means a Mortgage Loan that was purchased by
           ----------------------
     the Company from a third party originator.


SUBLIMITS:
----------

The following aggregate limitations shall apply to Advances against Eligible
Loans:

     1.   Wet Settlement Advances:           40% of the Commitment Amount.

     2.   Advances against Second Mortgage   Loans (either closed-end or open-
                                             end): $10,000,000. Notwithstanding
                                             the foregoing, the maximum amount
                                             for a Second Mortgage Loan cannot
                                             exceed $75,000.

     3.   Third Party Originated:            Permitted.

ELIGIBLE LOAN:
--------------

The following specified types of Loans are Eligible Loans provided they conform in all respects with the terms of the Warehousing Agreement:

23.  Prime Mortgage Loan
     -------------------

     a.   Definition:  A First Mortgage Loan or a Second Mortgage Loan with the
          ----------
following characteristics:

          (i)    For a First Mortgage Loan:

                         A. Underwritten substantially in accordance with Fannie
                    Mae or Freddie Mac underwriting standards (except as to maximum amount); and

                         B. Loan-to-Value Ratio not to exceed 80% or, if the
                    Loan-to-Value Ratio exceeds 80%, the amount by which such Prime Mortgage Loan exceeds 80% is insured by or subject to a commitment for mortgage insurance; or.

                         C. A Government Mortgage Loan.

          (ii)   For a Second Mortgage Loan:

                         A. The credit of the obligor has been underwritten
                    substantially in accordance with Fannie Mae or Freddie Mac underwriting standards; and

                         B. Loan-to-Value Ratio not more than 100%.

     b.   Interest Rate:  1.60% over LIBOR.
          -------------

     c.   Prime Sublimit: No limit.
          --------------

     d.   Committed/Uncommitted:  Purchase Commitment required.  Notwithstanding
          ----------------------
the foregoing, any Prime First Mortgage Loan that exceeds $650,000 must be approved for funding by the Lender.

     e.   Wet Settlement Advances:  Permitted.
          -----------------------

     f.   Committed Mortgage Loan Advance Rate:   98% of the lesser of (i) the
          ------------------------------------
Mortgage Note Amount, (ii) the Committed Purchase Price or (iii) the Acquisition Cost.

     g.   Committed Second Mortgage Loan Advance Rate:  95% of the lesser of (i)
          -------------------------------------------
the Mortgage Note Amount, (ii) the Committed Purchase Price or (iii) the Acquisition Cost.

     h.   Warehouse Period First Mortgage Loan:  90 days.
          ------------------------------------

     i.   Warehouse Period Second Mortgage Loan:  90 days.
          -------------------------------------

24.  Subprime Mortgage Loan
     ----------------------

          a.   Definition:  A First Mortgage Loan or a Second Mortgage Loan that
               ----------
          has a risk rating of "A-", "B" or "C" (determined using underwriting standards that comply with industry standards in the sole judgement of the Lender), that is made to a mortgagor with a Credit Score of no less than 500, and which is acceptable for purchase by at least two Investors.

     b.   Interest Rate:  1.60% over LIBOR.
          -------------

     c.   Committed Subprime First Mortgage Loan Sublimit:  No limit.
          -----------------------------------------------

     d.   Uncommitted Subprime First Mortgage Loan Sublimit:   No limit.
          -------------------------------------------------

     e.   Uncommitted Aged First Mortgage Loan Sublimit:  $10,000,000.
          ---------------------------------------------

     f.   Uncommitted Seasoned First Mortgage Loan Sublimit:  $5,000,000.
          -------------------------------------------------

     g.   Committed/Uncommitted:  Purchase Commitment not required unless:
          ---------------------

               (i) First Mortgage Loan exceeds $650,000 and must be approved by the Lender.

     h.   Wet Settlement Advances:  Permitted.
          -----------------------

     i.   Committed First Mortgage Loan Advance Rate:  98% of the lesser of (i)
          ------------------------------------------
the Mortgage Note Amount or (ii) the Committed Purchase Price.

     j.   Uncommitted First Mortgage Loan Advance Rate: 98% of the lesser of (i)
          --------------------------------------------
the Mortgage Note Amount or (ii) the Acquisition Cost.

     k.   Uncommitted First Aged Mortgage Loan Advance Rate:  95% of the lesser
          -------------------------------------------------
of (i) the Mortgage Note Amount, (ii) the Acquisition Cost or (iii) the unpaid principle balance.

     l.   Uncommitted First Seasoned Mortgage Loan Advance Rate:  95% of the
          -----------------------------------------------------
lesser of (i) the Mortgage Note Amount or (ii) the Acquisition Cost.

     m.   Warehouse Period First Mortgage Loan (other than an Aged Mortgage
          -----------------------------------------------------------------
Loan):  90 days.
-----

     n.   Warehouse Period Aged Mortgage Loan: 180 days.
          -----------------------------------